Exhibit 10.2

SECOND MORTGAGE LOAN AGREEMENT

Dated as of March 1, 2011

among

HRHH HOTEL/CASINO, LLC,

a Delaware limited liability company,

HRHH CAFE, LLC,

a Delaware limited liability company,

HRHH DEVELOPMENT, LLC,

a Delaware limited liability company,

HRHH IP, LLC,

a Delaware limited liability company, and

HRHH GAMING, LLC,

a Nevada limited liability company,

collectively, as Borrower,

and

BROOKFIELD FINANCIAL, LLC – SERIES B,

as Lender

SCHEDULES

Schedule I	–	Organizational Chart
Schedule II	–	Allocated Loan Amounts

SECOND MORTGAGE LOAN AGREEMENT

THIS SECOND MORTGAGE LOAN AGREEMENT, dated as of March 1, 2011 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), among BROOKFIELD FINANCIAL, LLC – SERIES B, a Delaware limited liability company, having an address at c/o Brookfield Real Estate Financial Partners LLC, Three World Financial Center, 200 Vesey Street, 11th Floor, New York, New York 10281 (together with its successors and permitted assigns, “Lender”), and HRHH HOTEL/CASINO, LLC, a Delaware limited liability company, HRHH CAFE, LLC, a Delaware limited liability company, HRHH DEVELOPMENT, LLC, a Delaware limited liability company, HRHH IP, LLC, a Delaware limited liability company, and HRHH GAMING, LLC, a Nevada limited liability company, each having its principal place of business at c/o Brookfield Real Estate Financial Partners LLC, Three World Financial Center, 200 Vesey Street, 11th Floor, New York, New York 10281 (each, individually, a “Borrower”, and collectively, “Borrowers”), jointly and severally.

W I T N E S S E T H:

WHEREAS, Vegas HR Private Limited, a Singapore corporation (“First Mortgage Lender”), has made a loan (the “First Mortgage Loan”) to Borrowers subject to and in accordance with the terms and conditions of the Fourth Amended and Restated Loan Agreement (the “First Mortgage Loan Agreement”), dated as of the date hereof, between Borrowers and First Mortgage Lender, which First Mortgage Loan is evidenced and secured by the First Mortgage (as hereinafter defined) encumbering the Collateral (as hereinafter defined) and certain real and personal property as therein described, and the other First Mortgage Loan Documents (as hereinafter defined); and

WHEREAS, Lender is making a loan to Borrowers in the original principal amount of Thirty Million Dollars ($30,000,000) (the “Loan”) subject to and in accordance with this Agreement, which Loan will be evidenced and secured by the Mortgage (as hereinafter defined) encumbering the Collateral, the lien of which Mortgage is subordinate to the lien of the First Mortgage and the other Loan Documents (as hereinafter defined).

NOW, THEREFORE, in consideration of the foregoing and the covenants, agreements, representations and warranties set forth in this Agreement, and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE I.

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Accrued Interest” shall mean, as of any date of determination, the cumulative interest accrued and unpaid as of such date on the Outstanding Principal Balance at the Interest Rate in accordance with Section 2.2 hereof.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Agreement” shall have the meaning set forth in the introductory paragraph hereto.

“Allocable Principal Balance” shall have the meaning set forth in Section 11.2 hereof.

“Alternative Minimum Rating Requirement” shall mean a long term unsecured debt rating at least equal to the greater of (a) A1 by Moody’s, AA- by Fitch and A+ by S&P or (b) the long term unsecured debt rating of the second bank or financial institution listed below assuming such banks are at the time of determination listed in descending order of their respective long term unsecured debt ratings by S&P: Deutsche Bank AG, Credit Suisse International, Barclays Bank PLC, JP Morgan Chase Bank, N.A., and Wells Fargo Bank, N.A.

“Applicable Contribution” shall have the meaning set forth in Section 11.5 hereof.

“Applicable Interest Rate” shall mean the Interest Rate.

“Assignment Agreement” shall have the meaning set forth in Section 9.24 hereof.

“Available Cash Flow” shall mean, with respect to each Payment Date, the amounts available to be disbursed to Lender pursuant to clauses (x) and (xi) of Section 2.6.2(b) of the First Mortgage Loan Agreement.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation of all or any part of any Property.

“Bankruptcy Code” shall mean 11 U.S.C. § 101 et seq., as the same may be amended from time to time.

“Borrower” and “Borrowers” shall have the meanings set forth in the introductory paragraph hereto, together with its or their successors and permitted assigns.

“Brookfield Equity Reserve” shall have the meaning set forth in the First Mortgage Loan Agreement.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

“Cash Management Account” shall have the meaning set forth in Section 2.6.2(c).

“Cash Profit and Loss Statement” shall have the meaning assigned to such term in the First Mortgage Loan Agreement.

“Casualty” shall have the meaning set forth in Section 5.2 hereof.

“Closing Date” shall mean February 28, 2011.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” shall mean (i) the “Collateral” as defined in the Mortgage, and (ii) all other collateral for the Loan granted in the Loan Documents.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Property or any part thereof.

“Constituent Member” shall mean, with respect to any Person, any direct member or partner in such Person or any Person that, directly or indirectly through one or more other partnerships, limited liability companies, corporations or other entities is a stockholder, member or partner in such Person.

“Contribution” shall have the meaning set forth in Section 11.2 hereof.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note, together with all interest accrued and unpaid thereon (including, without limitation, the Accrued Interest, as provided in this Agreement) and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage and the other Loan Documents.

“Debt Service” shall mean, with respect to any particular period of time, interest and principal payments due under this Agreement and the Note.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Defaulting Borrower” shall have the meaning set forth in Section 11.3 hereof.

“Eligible Account” shall mean a separate and identifiable “deposit account”, as such term is defined in any applicable Uniform Commercial Code, from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s), provided that in the event (a) any depository institution or trust company in which the Lockbox Account or Cash Management Account is held is required to be an Eligible Institution in order to cause any such account to be maintained as an Eligible Account and such depository institution or trust company does not qualify as an Eligible Institution because it no longer satisfies the above-stated minimum long term unsecured debt rating or (b) Borrower is unable to locate a depository institution or trust company that satisfies the minimum long term unsecured debt rating in connection with the replacement of the then-existing Lockbox Account or Cash Management Account, an Eligible Institution shall mean a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in funds which are held for thirty (30) days or less or in the case of accounts in which funds are held for more than thirty (30) days, and the long term unsecured debt obligations of which are at least equal to the Alternative Minimum Rating Requirement.

“Embargoed Person” shall have the meaning set forth in Section 3.1.7 hereof.

“Event of Default” shall have the meaning set forth in Section 7.1(a) hereof.

“First Mezzanine Borrower” and “First Mezzanine Borrowers” shall mean, individually or collectively, as applicable, HRHH Gaming Senior Mezz, LLC, a Delaware limited liability company, and HRHH JV Senior Mezz, LLC, a Delaware limited liability company, each in its capacity as a borrower under the First Mezzanine Loan, together with its or their successors or permitted assigns.

“First Mezzanine Debt” shall mean the “Debt” as defined in the First Mezzanine Loan Note.

“First Mezzanine Event of Default” shall mean an “Event of Default” as defined in the First Mezzanine Loan Note.

“First Mezzanine Lender” shall mean BREF Stellar, LLC, a Delaware limited liability company (as successor-in-interest to Column Financial, Inc.), in its capacity as holder of the First Mezzanine Loan, together with its successors and assigns.

“First Mezzanine Loan” shall mean the loan in the outstanding principal amount of One Hundred Seventy-Nine Million Five Hundred Fifty-Four Thousand, Three Hundred Ninety-Three and 67/100 Dollars ($179,554,393.67) made by First Mezzanine Lender to First Mezzanine Borrowers pursuant to the First Mezzanine Loan Note.

“First Mezzanine Loan Note” shall mean that certain Amended and Restated First Mezzanine Promissory Note dated as the date hereof in the original principal amount of $179,554,393.67 made by HRHH JV Senior Mezz, LLC, a Delaware limited liability company, and HRHH Gaming Senior Mezz, LLC, and Delaware limited liability company, for the benefit of Lender, as the same may be amended, restated, replaced, severed, assigned, supplemented or otherwise modified from time to time.

“First Mortgage” shall mean that certain first priority Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement (Fixture Filing), dated as of February 2, 2007, from Borrowers to First Mortgage Lender, recorded in the Office of the County Recorder, Clark County, Nevada (the “Official Records”) on February 5, 2007, in Book 20070205, as Instrument No. 0002473, as amended by that certain Modification of Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement (Fixture Filing) and Other Loan Documents, dated as of November 6, 2007, recorded in the Official Records on November 15, 2007, in Book 20071115, as Instrument No. 0004497, and by that certain Second Modification of Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement (Fixture Filing) and Second Modification of Assignment of Leases and Rents, dated as of December 24, 2009, recorded in the Official Records on December 28, 2009, in Book 20091228, as Instrument No. 0002658, and by that certain Third Modification of Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement (Fixture Filing) and Third Modification of Assignment of Leases and Rents, dated as of the date hereof and to be recorded in the Official Records, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“First Mortgage Debt” shall mean the “Debt” as defined in the First Mortgage Loan Agreement.

“First Mortgage Default” shall mean a “Default” under and as defined in the First Mortgage Loan Agreement.

“First Mortgage Event of Default” shall mean an “Event of Default” under and as defined in the First Mortgage Loan Agreement.

“First Mortgage Lender” shall mean Vegas HR Private Limited, a Singapore corporation (as successor-in-interest to Column Financial, Inc.), in its capacity as holder of the First Mortgage Loan, together with its successors and assigns.

“First Mortgage Loan” shall mean that certain first priority mortgage loan made on February 2, 2007 by First Mortgage Lender to Borrowers pursuant to the First Mortgage Loan Agreement in the aggregate outstanding principal amount of Eight Hundred Sixty Eight Million Five Hundred Thirty Two Thousand Two Hundred Eighty-Eight and 03/100 Dollars ($868,532,288.03), pursuant to and as evidenced and/or secured by the First Mortgage Loan Documents.

“First Mortgage Loan Agreement” shall have the meaning set forth in the recitals hereof.

“First Mortgage Loan Documents” shall mean, collectively, the First Mortgage Loan Agreement and any and all other documents defined as “Loan Documents” in the First Mortgage Loan Agreement, in each case as the same hereafter may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“Funding Borrower” shall have the meaning set forth in Section 11.2 hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Gaming Authority” shall mean any of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other Governmental Authority and/or regulatory authority or body or any agency which has, or may at any time after the Closing Date have, jurisdiction over the gaming activities or the sale or distribution of liquor at any of the Properties, or any successor to any such authority.

“Governmental Approvals” shall mean all approvals, consents, waivers, orders, acknowledgments, authorizations, permits and licenses required under applicable Legal Requirements to be obtained from any Governmental Authority for the use, occupancy and operation of the Improvements located on the Properties.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Improvements” shall have the meaning set forth in the granting clause of the Mortgage with respect to each Property.

“Indebtedness” of a Person, at a particular date, means the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt and preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations for which such Person or its assets are liable); (d) obligations under letters of credit (for which such Person is liable if such amounts were advanced thereunder or for which such Person is liable to reimburse); (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss for which funds are required to be paid; and (g) obligations secured by any Liens, for which such Person or its assets are liable.

“Indemnified Liabilities” shall have the meaning set forth in Section 9.13(b) hereof.

“Independent Director” or “Independent Manager” shall mean an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors or Independent Managers, another nationally recognized company reasonably approved by Lender, provided that any such provider (i) is not an Affiliate of Borrower and (ii) provides professional Independent Directors or Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director or Independent Manager and is not, and has never been, and will not while serving as Independent Director or Independent Manager be, any of the following:

(i) a member, partner, equityholder, manager, director, officer or employee of Borrower or any of its respective equityholders or Affiliates, (other than as an Independent Director, Independent Manager, springing member or special member of any Borrower or an Affiliate of any Borrower and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers in the ordinary course of its business);

(ii) a creditor, supplier or service provider (including provider of professional services) to Borrower or any of its respective equityholders or Affiliates (other than as an Independent Director, Independent Manager, springing member or special member of the Borrower or any equity holder or an Affiliate of the Borrower);

(iii) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv) a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i)(b) by reason of being the Independent Director or Independent Manager of a “special purpose entity” affiliated with Borrower shall be qualified to serve as an Independent Director or Independent Manager of Borrower, provided that the fees that such individual earns from serving as an Independent Directors or Independent Manager of Affiliates of any Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

For purposes of this paragraph, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to those contained in the definition of the Special Purpose Entity of this Agreement.

“Insurance Proceeds” shall have the meaning assigned to such term in the First Mortgage Loan Agreement.

“Interest Period” shall mean, with respect to any Payment Date, the period commencing on the first (1st) day of the calendar month that precedes the month in which such Payment Date occurs and terminating on and including the last day of the calendar month that precedes the month in which such Payment Date occurs.

“Interest Rate” shall have the meaning set forth in Section 2.2.1 hereof.

“IP” shall have the meaning assigned to such term in the First Mortgage Loan Agreement.

“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Property, and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement, and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto. The foregoing definition expressly excludes ordinary course hotel room rentals.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Collateral or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, as amended, and all permits, licenses and authorizations and regulations relating thereto, including, without limitation, all Governmental Approvals, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to any Borrower, at any time in force affecting the Collateral or any part thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, negative pledge, hypothecation, assignment, security interest, put, call, option, warrant, proxy, voting agreement or any other encumbrance, charge or transfer of, on or affecting any Borrower, the Collateral or any portion of either of the foregoing or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances. For the avoidance of doubt, “Lien” shall be deemed not to include any Permitted IP Encumbrances.

“Liquidation Event” shall have the meaning set forth in Section 2.4.2(a) hereof.

“Loan” shall mean the loan made by Lender to Borrowers pursuant to this Agreement in a maximum principal amount of Thirty Million and No/100 Dollars ($30,000,000), which is evidenced by the Note.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage and all other documents executed and/or delivered in connection with the Loan, in each case, as the same hereafter may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Material Action” shall mean any action to consolidate or merge the applicable Special Purpose Entity with or into any Person, or sell all or substantially all of the assets of such Special Purpose Entity, or to institute proceedings to have the Special Purpose Entity be adjudicated bankrupt or insolvent, or consent to (or solicit or cause to be solicited petitioning creditors for) the institution of bankruptcy or insolvency proceedings against the Special Purpose Entity or file a petition seeking, or consent to, reorganization or relief with respect to the Special Purpose Entity under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Special Purpose Entity or any part of its property, or make any assignment for the benefit of creditors of the Special Purpose Entity, or admit in writing the Special Purpose Entity’s inability to pay its debts generally as they become due, or declare or effectuate a moratorium on the payment of any obligation, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Special Purpose Entity.

“Maturity Date” shall mean March 1, 2018, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Mezzanine Borrower” or “Mezzanine Borrowers” shall mean, individually or collectively, as the context may require, First Mezzanine Borrowers and Second Mezzanine Borrowers.

“Mezzanine Event of Default” shall mean any First Mezzanine Event of Default and/or Second Mezzanine Event of Default, as applicable.

“Mezzanine Lender” or “Mezzanine Lenders” shall mean, individually or collectively, as the context may require, First Mezzanine Lender and Second Mezzanine Lender, and each of First Mezzanine Lender and/or Second Mezzanine Lender.

“Mezzanine Loan” or “Mezzanine Loans” shall mean, individually or collectively, as the context may require, the First Mezzanine Loan and the Second Mezzanine Loan, and each of the First Mezzanine Loan and/or the Second Mezzanine Loan.

“Mezzanine Loan Documents” shall mean all documents evidencing and/or securing the Mezzanine Loans and all documents executed and/or delivered in connection therewith, and as the same hereafter may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Monthly Debt Service Payment Amount” shall mean, with respect to each Payment Date, an amount equal to one hundred percent (100%) of Available Cash Flow (if any) on such Payment Date.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean that certain Second Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement (Fixture Filing), dated as of the date hereof, from Borrowers to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Net Proceeds” shall have the meaning assigned to such term in the First Mortgage Loan Agreement.

“Note” shall mean that certain Promissory Note dated as of the date hereof in the original principal amount of $30,000,000 made by Borrowers for the benefit of Lender, as the same may be amended, restated, replaced, severed, assigned, supplemented or otherwise modified from time to time.

“Notice” shall have the meaning set forth in Section 9.6 hereof.

“NRS” shall mean the Nevada Revised Statutes, as amended from time to time.

“Obligations” shall mean, collectively, Borrowers’ obligations for the payment of the Debt and the performance of the Other Obligations.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Property, now or hereafter levied or assessed or imposed against such Property or any part thereof.

“Other Obligations” shall mean (a) the performance of all obligations of each Borrower contained herein; (b) the performance of each obligation of each Borrower contained in any other Loan Document; and (c) the performance of each obligation of each Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, the Note or any other Loan Documents.

“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.

“Payment Date” shall mean the first (1st) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

“Permitted Encumbrances” shall mean, with respect to a Property, collectively (a) the Liens and security interests created by the First Mortgage Loan Documents, the Loan Documents and the Mezzanine Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the title insurance policy relating to such Property (as updated by endorsements issued or searches conducted in connection with the closing of the restructuring of the First Mortgage

Loan), (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet delinquent, (d) such other title and survey exceptions, documents, agreements or instruments as First Mortgage Lender has approved or may approve in writing in First Mortgage Lender’s reasonable discretion, (e) easements, restrictions, covenants and/or reservations which are necessary for the operation of such Property that do not and would not have a material adverse effect on (i) the business operations, economic performance, assets, financial condition, equity, contingent liabilities, material agreements or results of operations of any Borrower or any Property or (ii) the value of, or cash flow from, any Property, (f) zoning restrictions and/or laws affecting such Property that do not and would not have a material adverse effect on (i) the business operations, economic performance, assets, financial condition, equity, contingent liabilities, material agreements or results of operations of any Borrower or any Property or (ii) the value of, or cash flow from, any Property, (g) the Liens securing any existing or any permitted equipment leases, and (h) any other Liens which are being duly contested in accordance with the provisions of Section 4.1.1 or 4.1.2 hereof or Section 3.6(b) of the Mortgage, but only for so long as such contest shall be permitted pursuant to said Section 4.1.1 or 4.1.2 hereof or Section 3.6(b) of the Mortgage, as applicable.

“Permitted IP Encumbrances” shall mean, with respect to the IP, collectively (a) the Liens and security interests created by the First Mortgage Loan Documents, the Loan Documents and the Mezzanine Loan Documents, (b) such other Liens or security interests as Lender may approve in writing in Lender’s sole discretion, and (c) any other IP Agreements permitted under this Agreement.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Policies” shall have the meaning assigned to such term in the First Mortgage Loan Agreement.

“Prescribed Laws” shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. §1701 et. seq., and (d) all other Legal Requirements relating to money laundering or terrorism.

“Prior Day’s Cash Receipts” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Property” and “Properties” shall mean, individually and collectively, each and every one of the Hotel/Casino Property, the Cafe Property and the Adjacent Property (each as defined in the Mortgage).

“Publicly Traded Company” shall mean any Person with a class of securities traded on a national or international securities exchange and/or registered under Section 12(b) or 12(g) of the Securities Exchange Act or 1934.

“Register” shall have the meaning set forth in Section 9.24 hereof.

“Reimbursement Contribution” shall have the meaning set forth in Section 11.2 hereof.

“Rents” shall mean, with respect to each Property, all rents (including, without limitation, percentage rents), rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a bankruptcy action) or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues (including liquor revenues), deposits (including, without limitation, security deposits, utility deposits and deposits for rental of rooms, but excluding deposits for rental of banquet space or business or conference meeting rooms), accounts, cash, issues, profits, charges for services rendered, all other amounts payable as rent under any Lease or other agreement relating to any Property (including without limitation any liquor management agreement and any future gaming Lease or sublease), and other payments and consideration of whatever form or nature received by or paid to or for the account of or benefit of any Borrower or any of its agents or employees from any and all sources arising from or attributable to any Property and/or the Improvements thereon, and proceeds, if any, from business interruption or other loss of income insurance, including, without limitation, all hotel receipts, revenues and net credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, revenues from telephone services, internet services, laundry services and television, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of any Property or rendering of services by any Borrower or any operator or manager of the hotel or the commercial space located in any of the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), net license, lease, sublease and net concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges and vending machine sales.

“Restoration” shall have the meaning assigned to such term in the First Mortgage Loan Agreement.

“Restoration Threshold” shall mean Ten Million Dollars ($10,000,000.00).

“Restoration Value Threshold” shall mean that (i) in the case of a Condemnation, the Net Proceeds are less than 15% of the then current fair market value of the applicable Property, and (ii) in the case of a Casualty, the Net Proceeds are less than 30% of the then current fair market value of the applicable Property.

“Restricted Party” shall mean, collectively, each Borrower and each Mezzanine Borrower.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance or pledge of, or a grant of option with respect to, a legal or beneficial interest.

“Second Mezzanine Borrower” and “Second Mezzanine Borrowers” shall mean, individually or collectively, as applicable, HRHH Gaming Junior Mezz, LLC, a Delaware limited liability company, and HRHH JV Junior Mezz, LLC, a Delaware limited liability company, each in its capacity as a borrower under the Second Mezzanine Loan, together with its or their successors or permitted assigns.

“Second Mezzanine Debt” shall mean the “Debt” as defined in the Second Mezzanine Loan Note.

“Second Mezzanine Event of Default” shall mean an “Event of Default” as defined in the Second Mezzanine Loan Note.

“Second Mezzanine Lender” shall mean BREF Stellar, LLC, a Delaware limited liability company (as successor-in-interest to Column Financial, Inc.), in its capacity as holder of the Second Mezzanine Loan, together with its successors and assigns.

“Second Mezzanine Loan” shall mean the loan in the outstanding principal amount of Eighty-Nine Million Three Hundred Sixty Thousand Four Hundred Eight and 51/100 Dollars ($89,360,408.51), made by Second Mezzanine Lender to Second Mezzanine Borrowers pursuant to the Second Mezzanine Loan Note.

“Second Mezzanine Loan Note” shall mean that certain Second Amended and Restated Second Mezzanine Promissory note dated as of the date hereof in the original principal amount of $89,360,408.51, made by HRHH JV Junior Mezz, LLC, a Delaware limited liability company, and HRHH Gaming Junior Mezz, LLC, a Delaware limited liability company, for the benefit of NRFC HRH Holdings, LLC, a Delaware limited liability company, as the same may be amended, restated, replaced, severed, assigned, supplemented or otherwise modified from time to time.

“Second Mezzanine Loan Documents” shall mean the Second Mezzanine Loan Agreement and all other documents evidencing and/or securing the Second Mezzanine Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicer” shall have the meaning set forth in Section 8.2 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 8.2 hereof.

“Special Purpose Entity” shall mean a limited partnership or limited liability company that since the date of its formation and at all times on and after the date thereof, has complied with and shall at all times comply with the following requirements:

(a) was, is and will be organized solely for the purpose of (i) (A) acquiring, owning, holding, selling, transferring, managing and operating the Collateral, (B) entering into the Loan Documents (as and when executed), including any predecessor loan agreement and documents related thereto, (C) refinancing the Collateral in connection with repayment of the Loan, and/or (D) transacting lawful business that is incident, necessary and appropriate to accomplish any of the foregoing; or (ii) acting as a general partner of the limited partnership that owns the Collateral or managing member of the limited liability company that owns the Collateral;

(b) has not been and is not engaged in, and will not engage in, any business unrelated to (i) the acquisition, ownership, management, sale, transfer or operation of the Collateral, (ii) acting as general partner of the limited partnership that owns the Collateral, or (iii) acting as managing member of the limited liability company that owns the Collateral;

(c) has not had, does not have, and will not have, any assets other than those related to the Collateral, or, if such entity is a general partner in a limited partnership, its general partnership interest in the limited partnership that owns the Collateral, or, if such entity is a managing member of a limited liability company, its membership interest in the limited liability company that owns the Collateral;

(d) has not engaged, sought or consented to, and to the fullest extent permitted by law, will not engage in, seek or consent to, any: (i) dissolution, winding up, liquidation, consolidation, merger or sale of all or substantially all of its assets outside of its ordinary course of business and other than as expressly permitted in this Agreement; (ii) other than as expressly permitted in this Agreement, transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a managing member in a limited liability company); or (iii) amendment of its limited partnership agreement, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition unless Lender issues its prior written consent, which consent shall not be unreasonably withheld;

(e) if such entity is a limited partnership, has had, now has, and will have, as its only general partners, Special Purpose Entities that are limited liability companies;

(f) if such entity is a limited liability company with more than one member, has had, now has and will have at least one member that is a Special Purpose Entity that is a corporation that has at least two (2) Independent Directors that will not cause or allow the taking of any Material Action with respect to the limited liability company or its subsidiary(ies) without the unanimous consent of each Independent Director or a limited liability company that has at least two (2) Independent Managers that will not cause or allow the taking of any Material Action with respect to the limited liability company or its subsidiary(ies) without the unanimous consent of each Independent Manager and that, in either instance, owns at least one-tenth of one percent (.10%) of the equity of the limited liability company;

(g) if such entity is a limited liability company with only one member, has been, now is, and will be, a limited liability company organized in the State of Delaware (i) that has as its only member a non-managing member; (ii) that has at least two (2) Independent Managers and has not caused or allowed and will not cause or allow the taking of any “Material Action” (as defined in such entity’s operating agreement) without the unanimous affirmative vote of one hundred percent (100%) of the member and such entity’s two (2) Independent Managers; (iii) that has at least one (1) springing member (or two (2) springing members if such springing members are natural persons who will replace a member of such entity seriatim not simultaneously) that will become a member of such entity upon the occurrence of an event causing the member to cease to be a member of such limited liability company; and (iv) whose membership interests constitute and will constitute “certificated securities” (as defined in the Uniform Commercial Code of the States of New York and Delaware);

(h) if such entity is (i) a limited liability company, has had, now has and will have an operating agreement, or (ii) a limited partnership, has had, now has and will have a limited partnership agreement, that, in each case, provides that such entity will not: (A) to the fullest extent permitted by law, take any actions described in clause (d)(i) above; (B) engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition, in each instance, without the prior written consent of Lender, which consent shall not be unreasonably withheld; or (C) without the affirmative vote of two (2) Independent Managers and of all the partners or members of such entity, as applicable (or the vote of two (2) Independent Managers of its general partner or managing member, if applicable), file a bankruptcy or insolvency petition or otherwise institute (solicit or cause to be solicited petitioning creditors for) insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest;

(i) has been, is and will remain solvent and has paid and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same have or shall become due, and has maintained, is maintaining and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, this provision shall not require the equity owner(s) of such entity to make any additional capital contributions; and provided further that in the event a Funding Borrower makes any Contribution to the other Borrower by paying any of the debts and liabilities of such other Borrower such Contribution shall not in and of itself be deemed to violate the provisions of this clause (i) and shall entitle such Funding Borrower to the benefits set forth in Article XI of this Agreement;

(j) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(k) other than as and to the extent provided in the First Mortgage Loan Agreement with respect to one or more Borrowers, has maintained and will maintain its accounts, books and records separate from any other Person (except other Borrowers) and has filed and will file its own tax returns, except to the extent that it has been or is (i) required to file consolidated tax returns by law; or (ii) treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law;

(l) has maintained and will maintain its own (except with the other Borrower) records, books, resolutions (if any) and agreements;

(m) other than as and to the extent provided in the First Mortgage Loan Agreement with respect to one or more Borrowers, (i) has not commingled and will not commingle its funds or assets with those of any other Person; and (ii) has not participated and will not participate in any cash management system with any other Person;

(n) has held and will hold its assets in its own name;

(o) has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of any Borrower, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in clause (dd) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of such Borrower;

(p) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity except as required by GAAP (or such other accounting basis acceptable to Lender); provided, however, that a Borrower’s assets may be included in a consolidated financial statement of its Affiliate, provided that (i) an appropriate notation shall be made on such consolidated financial statements to indicate its separateness from such Affiliate and to indicate that its assets and credit are not available to satisfy the debts and other obligations of such Affiliate or of any other Person and (ii) such assets shall also be listed on such Special Purpose Entity’s own separate balance sheet;

(q) has paid and will pay its own liabilities and expenses, including the salaries of its own employees (if any), out of its own funds and assets, and has maintained and will maintain, or will enter into a contract with an Affiliate to maintain, which contract shall be reasonably satisfactory to Lender in form and substance and shall be subject to the requirements of clause (dd) below, a sufficient number of employees (if any) in light of its contemplated business operations; provided, however, this provision shall not require the equity owner(s) of such entity to make any additional capital contributions; and provided further that in the event any Funding Borrower makes any Contribution to any Borrower by paying any of the liabilities and expenses of such other Borrower such Contribution shall not in and of itself be deemed to violate the provisions of this clause (q) and shall entitle such Funding Borrower to the benefits set forth in Article XI of this Agreement;

(r) has observed and will observe all Delaware partnership or limited liability company formalities, as applicable;

(s) has not incurred and will not incur any Indebtedness other than (i) the Debt, and (ii) unsecured trade payables and operational debt not evidenced by a note and in an aggregate amount not exceeding $50,000; provided that any Indebtedness incurred pursuant to subclause (ii) shall be (A) paid within sixty (60) days of the date incurred (other than attorneys’ and other professional fees) and (B) incurred in the ordinary course of business;

(t) except as contemplated under Article XI with respect to the other Borrower, has not assumed or guaranteed or become obligated for, and will not assume or guarantee or become obligated for, the debts of any other Person and has not held out and will not hold out its credit or assets as being available to satisfy the obligations of any other Person except as permitted pursuant to this Agreement; except, if such entity is a general partner of a limited partnership, in such entity’s capacity as general partner of such limited partnership;

(u) has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate except with respect to the ownership of the limited liability company interests or partnership interests (as applicable) of the Special Purpose Entities as shown on the organizational chart attached to this Agreement as Schedule I;

(v) has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate; provided, however, to the extent invoices for such services are not allocated and separately billed to each entity, there is a system in place that provides that the amount thereof that is to be allocated among the relevant parties will be reasonably related to the services provided to each such party; and provided further in the event a Funding Borrower makes any Contribution to the other Borrower by paying any such overhead expenses of the other Borrower such Contribution shall not in and of itself be deemed to violate the provisions of this clause (v) and shall entitle such Funding Borrower to the benefits set forth in Article XI of this Agreement;

(w) has maintained and used, now maintains and uses and will maintain and use separate invoices and checks bearing its name. The invoices and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses have borne and shall bear its own name and have not borne and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;

(x) except as provided in the First Mortgage Loan Documents, the Loan Documents, and/or the Mezzanine Loan Documents, as applicable, has not pledged and will not pledge its assets to secure the obligations of any other Person;

(y) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of any Borrower and not as a division or department of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in clause (dd) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of such Borrower;

(z) except and to the extent as provided in the First Mortgage Loan Agreement, has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(aa) has not made and will not make loans to, or own or acquire any stock or securities of, any Person or hold evidence of indebtedness issued by any other Person or entity (other than cash and investment grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(bb) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or department of it, and has not identified itself and shall not identify itself as a division of any other Person;

(cc) except for capital contributions and capital distributions expressly permitted under the terms and conditions of its organizational documents and properly reflected in its books and records, has not entered into or been a party to and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s length transaction with an unrelated third party;

(dd) except with respect to any indemnity provided to the Independent Managers (it being acknowledged and agreed that any such indemnification obligations as may be owed to the Independent Managers shall be expressly subject and subordinated to the payment in full of the Loan and the Mezzanine Loans), has not had and will not have any obligation to indemnify, and has not indemnified and will not indemnify, its partners, officers, directors or members, as the case may be, unless such an obligation was and is fully subordinated to the Debt and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

(ee) does not and will not have any of its obligations guaranteed by any Affiliate;

(ff) has complied and will comply with all of the terms and provisions contained in its organizational documents since its formation;

(gg) has not and will not form, acquire or hold any subsidiary or own any other entity; and

(hh) has no material contingent or actual obligations not related to its purpose set forth in subparagraph (a) of this definition of Special Purpose Entity.

“Standstill Agreement” shall mean that certain Mortgage Standstill and Subordination Agreement dated as of the date hereof between First Mortgage Lender and Lender.

“State” shall mean the State of Nevada.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Property or part thereof, together with all interest and penalties thereon.

“Transfer” shall have the meaning set forth in Section 4.2.5(b) hereof.

“Transfer Restricted Party” shall mean, collectively, each Borrower and each Mezzanine Borrower and each Constituent Member thereof.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of Nevada, the State of New York or the State of Delaware, as applicable.

“UCC Financing Statements” shall mean the UCC Financing Statement delivered in connection with the Mortgage and the other Loan Documents and filed in the applicable filing offices.

“Uniform System of Accounts” shall mean the most recent edition of the Uniform System of Accounts for Hotels, as adopted by the American Hotel and Motel Association.

Section 1.2 Principles of Construction.

(a) All references to sections, subsections, clauses, exhibits and schedules are to sections, subsections, clauses, exhibits and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All uses in this Agreement of the phrase “any Borrower” shall be deemed to mean “any one or more of the Borrowers including all of the Borrowers”. All uses in this Agreement of the phrase “any Property” or “any of the Properties” shall be deemed to mean “any one or more of the Properties including all of the Properties”. All uses in this Agreement of the phrase “the IP” shall be deemed to mean “all or any part of the IP”. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

(b) With respect to terms defined by cross-reference to the First Mortgage Loan Documents and/or the Mezzanine Loan Documents, as applicable, such defined terms shall have the definitions set forth in the First Mortgage Loan Documents and/or the Mezzanine Loan Documents as of the date hereof, and no modifications to the First Mortgage Loan Documents and/or the Mezzanine Loan Documents, as the case may be, shall have the effect of changing such definitions for the purpose of this Agreement unless Lender expressly agrees that such definitions as used in this Agreement have been revised or Lender consents to the modification documents. With respect to any provisions incorporated by reference herein from the First Mortgage Loan Agreement, such provisions shall be deemed a part of this Agreement notwithstanding the fact that the First Mortgage Loan shall no longer be effective for any reason.

ARTICLE II.

GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrowers.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth in this Agreement and the other Loan Documents, Lender agreed to make and Borrowers jointly and severally agreed to accept the Loan on the Closing Date.

2.1.2 Loan.

(a) Borrowers hereby acknowledge and agree that, on the Closing Date, Lender made the Loan to Borrowers in the principal amount of $30,000,000.00, which represented a full disbursement of all proceeds of the Loan. The Loan is evidenced by the Note and this Agreement, is secured by the Mortgage and the other Loan Documents and shall be repaid with interest, costs and charges as more particularly set forth in the Note, this Agreement, the Mortgage and the other Loan Documents. Principal amounts of the Loan which are repaid for any reason may not be re-borrowed.

(b) At Borrowers’ direction, the proceeds of the Loan were deposited in the Brookfield Equity Reserve to fund trade payables, settlements and other obligations relating to the Properties, capital expenditures and extraordinary expenses as set forth in the First Mortgage Loan Agreement.

Section 2.2 Interest Rate.

2.2.1 Interest Generally.

(a) Interest on the Outstanding Principal Balance shall accrue from the date hereof to and excluding the Maturity Date at the Interest Rate.

(b) Interest shall not capitalize and shall be payable as and when provided in Section 2.4.1 of the First Mortgage Loan Agreement in an amount as may be necessary for Lender to receive an annual internal rate of return equal to fifteen percent (15%) and calculated in accordance with Schedule III attached hereto (the “Interest Rate”).

2.2.2 Interest Calculation. Interest on the Outstanding Principal Balance shall be calculated in accordance with Schedule III attached hereto.

2.2.3 [Intentionally Omitted].

2.2.4 Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall any Borrower be obligated or required to pay interest on the Outstanding Principal Balance at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, any Borrower is at any time required or obligated to pay interest on the Outstanding Principal Balance at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3 Loan Payment.

2.3.1 Payments Generally.

(a) On each Payment Date commencing with the Payment Date occurring in April, 2011 and on each Payment Date thereafter to and including the Maturity Date, Borrowers shall make a payment to Lender in respect of the Loan in the amount of the Monthly Debt Service Payment Amount with respect to such Payment Date, which payments shall be applied by Lender to the Loan as provided in Section 2.3.5 hereof. For the avoidance of doubt, Borrowers’ obligation to make each such payment of the Monthly Debt Service Payment Amount is only to the extent of Available Cash Flow therefor and in the event that there is no Available Cash Flow as of any Payment Date, no payment shall be required to be made by Borrowers hereunder.

(b) For purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if the day on which any such payment (including, without limitation, payments due on the Maturity Date) is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. Interest shall be payable at the rates set forth in this Agreement through and including the day immediately preceding the Maturity Date. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

(c) Lender shall have the right from time to time, in its sole discretion, upon not less than ten (10) days prior written notice to Borrowers, to change the monthly Payment Date to a different calendar day and Lender and Borrowers shall promptly execute an amendment to this Agreement to evidence any such changes.

2.3.2 Payment on Maturity Date. Borrowers shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest (including, without limitation, all Accrued Interest), and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents (provided that Borrowers’ obligation to pay all such amounts on the Maturity Date is only to the extent of Available Cash Flow therefor and in the event that Available Cash Flow is insufficient therefor, Borrowers shall have no obligation or liability to Lender whatsoever in respect of such insufficiency).

2.3.3 [Intentionally Omitted].

2.3.4 Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 2:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office at Brookfield Financial, LLC—Series B, c/o Brookfield Financial Real Estate Financial Partners LLC, Three World Financial Center, 200 Vesey Street, 11th Floor, New York, New York 10281, Attention: Theresa Hoyt, or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

2.3.5 Application of Payments. Notwithstanding anything to the contrary contained in this Agreement, all amounts received by Lender in respect of Monthly Debt Service Payment Amounts and all other payments of principal received by Lender shall be applied first to the Outstanding Principal Balance and then to Accrued Interest and all other sums then due under the Loan.

Section 2.4 Prepayments. Any and all prepayments, whether voluntary or involuntary, shall be applied in accordance with Sections 2.4.1 and 2.6.2 of the First Mortgage Loan Agreement.

Section 2.5 Release on Payment in Full. Upon the written request and payment by Borrowers of the customary recording fees and the actual out-of-pocket third-party costs and expenses of Lender and upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement or otherwise in accordance with the terms and provisions of the Standstill Agreement, Lender shall release the Lien of the Mortgage and the other Loan Documents.

Section 2.6 Cash Management. Borrowers shall comply, at all times during the term of the Loan, with Section 2.6 of the First Mortgage Loan Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES.

Section 3.1 Representations of Borrowers. Each Borrower represents and warrants as to itself to such Borrower’s knowledge (as defined in Section 4.3 of the First Mortgage Loan Agreement) that as of the date hereof:

3.1.1 Organization. Such Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its assets, businesses and operations. The sole business of such Borrower is the ownership and management of its respective Property or the IP. The ownership interests of such Borrower are as set forth on the organizational chart attached hereto as Schedule I.

3.1.2 Proceedings. Such Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of such Borrower and constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

3.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by such Borrower will not materially conflict with or result in a material breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of such Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which such Borrower is a party or by which any of such Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over such Borrower or any of such Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority necessary to permit the execution, delivery and performance by such Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

3.1.4 Not a Foreign Person. No Borrower is a “foreign person” within the meaning of §1445(f)(3) of the Code.

3.1.5 Embargoed Person. From the Closing Date and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of any Borrower shall constitute property of, or shall be beneficially owned, directly or indirectly, by, any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws (each, an “Embargoed Person”), with the result that the Loan made by Lender is or would be in violation of law; (b) no Embargoed Person shall have any interest of any nature whatsoever in any Borrower, with the result that the Loan is or would be in violation of law; and (c) none of the funds of any Borrower shall be derived from any unlawful activity with the result that the Loan is or would be in violation of law; provided, however, that Borrowers’ representation in this clause (c) shall not extend to gaming revenues generated at the Property from the general public unless any Restricted Party has actual knowledge that such revenues are derived from any unlawful activity.

Section 3.2 Survival of Representations. Borrowers agree that all of the representations and warranties of any Borrower set forth in Section 3.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrowers. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by any Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE IV.

COVENANTS OF BORROWERS

Section 4.1 Affirmative Covenants. From the Closing Date and until payment and performance in full of all obligations of Borrowers under the Loan Documents or the earlier release of the Lien of the Mortgage encumbering the Collateral (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrowers hereby jointly and severally covenant and agree with Lender that:

4.1.1 Existence; Compliance with Legal Requirements. Each Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises necessary for the conduct of its business and comply in all material respects with all Legal Requirements applicable to such Borrower or the Collateral, including, without limitation, Prescribed Laws. Borrowers shall not, and shall not permit any other Borrower to, amend or modify the organizational documents of such Borrower in any respect without Lender’s prior written consent. After prior notice to Lender, any Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to such Borrower or its Property or any alleged violation of any Legal Requirement, provided that (a) no Event of Default, First Mortgage Event of Default, First Mezzanine Event of Default or Second Mezzanine Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which such Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither any Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (d) such Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (e) such proceeding shall suspend the enforcement of the contested Legal Requirement against such Borrower and its Property; and (f) such Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Following any non-compliance with such Legal Requirement as determined by a court of competent jurisdiction, Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or any Property (or any part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost.

4.1.2 Taxes and Other Charges. Borrowers shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof prior to the date upon which any interest or late charges shall begin to accrue thereon, subject to the terms and provisions of Section 7.2 of the First Mortgage Loan Agreement. After prior notice to Lender, any Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (a) no Event of Default, First Mortgage Event of Default, First Mezzanine Event of Default, or Second Mezzanine Event of Default exists; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which such Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither any Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (d) such Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Property; and (f) such Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or any Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any imminent danger of the Lien of the Mortgage being primed by any related Lien.

4.1.3 Perform Loan Documents. Borrowers shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, any Borrower. Payment of the costs and expenses associated with any of the foregoing shall be in accordance with the terms and provisions of this Agreement, including, without limitation, the provisions of Section 9.13 hereof, and the First Mortgage Loan Agreement.

4.1.4 Further Assurances. Borrowers shall, at Borrowers’ sole cost and expense (subject to the terms and conditions of this Agreement, the First Mortgage Loan Agreement and the Standstill Agreement):

(a) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the obligations of Borrowers under the Loan Documents, as Lender may reasonably require, including, without limitation, if permitted by applicable law, the execution and delivery of all such writings necessary to transfer any operating permits with respect to any Property into the name of Lender or its designee after the occurrence of an Event of Default; and

(b) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

4.1.5 Financial Reporting.

(a) Borrowers will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with the Uniform System of Accounts and reconciled each year in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of each Borrower and all items of income and expense in respect of the Collateral. Borrowers shall keep and maintain on a Fiscal Year basis, in accordance with the Uniform System of Accounts and reconciled each year in accordance with GAAP (or such other accounting basis acceptable to Lender), Borrowers shall also keep and maintain or will cause to be kept and maintained, on a cash accounting basis, proper and accurate books, and records reflecting the information contained in the Cash Profit and Loss Statements. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice (which may be verbal) to examine such books, records and accounts (including, without limitation, the Cash Profit and

Loss Statement) at the office of any Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire.

(b) Borrowers will furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrowers, a complete copy of each Borrower’s annual financial statements audited by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender in accordance with the Uniform System of Accounts and reconciled each year in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Collateral for such Fiscal Year and containing statements of profit and loss for Borrowers and each Property and a balance sheet for Borrowers. Borrowers shall also deliver to Lender a Cash Profit and Loss Statement annualized for the applicable prior Fiscal Year, which Cash Profit and Loss Statement shall be prepared on a cash accounting basis. Borrowers will furnish to Lender a copy of the financial statements and all other materials which Borrowers are required to provide to First Mortgage Lender under Section 5.1.11 of the First Mortgage Loan Agreement within the time periods required under such Section.

4.1.6 Title to the Collateral. Borrowers will warrant and defend (i) the title to the Collateral and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) or under the Mortgage, and (ii) the validity and priority of the Lien of the Mortgage, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever.

4.1.7 Costs of Enforcement. Subject to the terms and conditions of the Standstill Agreement, in the event (a) that the Mortgage is foreclosed in whole or in part or that the Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any lien prior to or subsequent to the Mortgage in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of any Borrower or any of its Constituent Members or an assignment by any Borrower or any of its Constituent Members for the benefit of its creditors, and Lender incurs costs in connection with any such proceeding as a direct or indirect result of the Loan, then, in any of the foregoing instances, each Borrower, on behalf of itself and its successors or assigns, shall be chargeable with and shall pay all actual out-of-pocket costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or any Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein.

4.1.8 Estoppel Statement. After request by Lender from time to time, but in no event more than two (2) times in any twelve (12) month period, Borrowers shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the Outstanding Principal Balance and all Accrued Interest then due, (iii) the Interest Rate of the Loan, (iv) the date an installment of interest was last paid, (v) any offsets or, to the best of each Borrower’s actual knowledge, defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations of Borrowers and have not been modified or, if modified, giving particulars of such modification.

4.1.9 Compliance with First Mortgage Loan Documents. Borrowers shall comply with all of the terms, covenants and conditions set forth in the First Mortgage Loan Documents. Borrowers acknowledge that the obligation to comply with this covenant is separate from, and may be enforced independently from, the obligations of Borrowers under the First Mortgage Loan Documents.

4.1.10 Special Purpose Entity/Separateness.

(a) Until the Debt has been paid in full and the obligations under the First Mortgage Loan Documents, the Loan Documents and the Mezzanine Loan Documents have been paid in full, each Borrower hereby covenants that (i) such Borrower shall be and shall continue to be a Special Purpose Entity and (ii) each Borrower shall be and shall continue to be a “Special Purpose Entity” (as such term is defined in Section 1.1 of the First Mortgage Loan Agreement as in effect on the date hereof).

(b) The covenants set forth in Section 4.1.10(a) hereof shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

Borrowers hereby agree to provide Lender with at least ten (10) days’ prior written notice prior to the effectiveness of any change (and each change) in any of the Independent Directors.

Section 4.2 Negative Covenants. From the Closing Date until payment and performance in full of all obligations of Borrowers under the Loan Documents or the earlier release of the Lien of the Mortgage in accordance with the terms of this Agreement and the other Loan Documents, each Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

4.2.1 Liens. Borrowers shall not create, incur, assume or suffer to exist any Lien on any portion of any Property or the IP or knowingly permit any such action to be taken, except: (i) Permitted Encumbrances and Permitted IP Encumbrances; (ii) Liens created by or permitted pursuant to the First Mortgage Loan Documents; and (iii) Liens for Taxes or Other Charges not yet delinquent.

4.2.2 Dissolution. No Borrower shall (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity; (ii) engage in any business activity not related to the ownership and operation of the Collateral; (iii) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the assets of such Borrower except to the extent permitted by the First Mortgage Loan Documents and the Loan Documents; or (iv) modify, amend, waive or terminate (A) its organizational documents in any material respect or in any respect with regard to the provisions concerning such Borrower’s status as a Special Purpose Entity, or (B) its qualification and good standing in any jurisdiction, in each case, without obtaining the prior consent of Lender.

4.2.3 Change in Business. No Borrower shall enter into any line of business other than the ownership and management of the Collateral, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in a material manner in activities other than the continuance of its present business.

4.2.4 Principal Place of Business and Organization. No Borrower shall change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Lender thirty (30) days’ prior notice. No Borrower shall change the place of its organization without the consent of Lender, which consent shall not be unreasonably withheld. Upon Lender’s request, Borrowers shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Collateral as a result of such change of principal place of business or place of organization.

4.2.5 Transfers.

(a) Borrowers acknowledge that Lender has examined and relied on the experience of Borrowers and their direct and indirect members in owning and operating the Collateral in agreeing to make the Loan, and will continue to rely on Borrowers’ ownership of the Collateral as a means of maintaining the value of the Collateral as security for repayment of the Debt and the performance of the obligations contained in the Loan Documents. Borrowers acknowledge that Lender has a valid interest in maintaining the value of the Collateral so as to ensure that, should Borrowers default in the repayment of the Debt or the performance of the obligations contained in the Loan Documents, Lender can recover the Debt by a sale of the Collateral.

(b) Without the prior consent of Lender, Borrowers shall not, and shall not permit any Transfer Restricted Party to, (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, license, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) any Property or any part thereof or any legal or beneficial interest therein, or any IP or any part thereof or any legal or beneficial interest therein, or the Collateral or any part thereof or any legal or beneficial interest therein (any of the actions in the foregoing clauses (i) or (ii), a “Transfer”), other than, notwithstanding anything to the contrary contained in this Section 4.2.5:

(A) pursuant to Leases of space in the Improvements;

(B) [intentionally deleted];

(C) [intentionally deleted];

(D) the Permitted Encumbrances and the Permitted IP Encumbrances;

(E) the issuance of new stock, membership, partnership or other interests in, the merger or consolidation of, and/or the Sale or Pledge of the stock, membership, partnership or other interests in, any investment fund or Publicly Traded Company who owns a direct or indirect ownership interest in any Transfer Restricted Party; and

(F) the Transfer of any direct or indirect interest in any Restricted Party to an Affiliate of Brookfield Financial, LLC, as to its Series B.

(c) A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein any Borrower, as applicable, agrees to sell the Collateral or any part thereof for a price to be paid in installments; (ii) an agreement by any Borrower leasing all or a substantial part of a Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, any Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Transfer Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Transfer Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation, admission or addition of a general partner or the Sale or Pledge of the general partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Transfer Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation, admission or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing or managing membership interests or the creation or issuance of new non-managing or managing membership interests; (vi) if a Transfer Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Transfer Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) any deed-in-lieu or consensual foreclosure relating to any Property with or for the benefit of First Mortgage Lender or any Affiliate thereof.

(d) Notwithstanding anything to the contrary set forth in this Agreement or in any of the other Loan Documents, Borrowers expressly acknowledge and agree, on behalf of themselves and the other Transfer Restricted Parties, that any Transfer stated to be permitted hereunder or thereunder shall only be permitted if it does not violate any Legal Requirements.

4.2.6 [Intentionally deleted.]

4.2.7 Other Limitations. Prior to the payment and performance in full of the Obligations, no Borrower shall, nor shall permit or cause any Borrower or any of its respective Affiliates to, without the prior written consent of Lender, which consent shall not be unreasonably withheld, give its consent or approval to any of the following actions or items:

(a) any Borrower creating, incurring, assuming or suffering to exist any additional Liens on any portion of any Property except for Permitted Encumbrances;

(b) any modification, amendment, consolidation, spreading, restatement, waiver or termination of any of the First Mortgage Loan Documents;

(c) any material change in the method of conduct of the business of any Borrower; or

(d) the settlement of any claim against any Borrower, other than a fully insured third party.

ARTICLE V.

INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

Section 5.1 Insurance. Borrowers shall obtain and maintain, or cause to be maintained, at all times during the term of the Loan the insurance required under Section 6.1 of the First Mortgage Loan Agreement, including, without limitation, meeting all insurer requirements thereunder. Borrowers shall cause all insurance policies required under this Section 6.1 to provide for at least thirty (30) days prior notice to Lender in the event of policy cancellation or material changes. Not less than five (5) Business Days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to the terms hereof, certificates of insurance evidencing the Policies reasonably satisfactory to Lender and accompanied by evidence reasonably satisfactory to Lender of payment of the premiums due thereunder shall be delivered by Borrowers to Lender; provided, however, that in the case of renewal Policies, Borrowers may furnish Lender with binders therefor to be followed by the original Policies when issued.

Section 5.2 Casualty. If any Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrowers shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration so that such Property resembles, as nearly as possible, the condition such Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4 of the First Mortgage Loan Agreement, provided, that if (A) First Mortgage Lender is obligated to make Net Proceeds available to Borrowers for purposes of Restoration in accordance with Section 6.4 of the First Mortgage Loan Agreement, (B) First Mortgage Lender has received such Net Proceeds, and (C) First Mortgage Lender has not made such Net Proceeds available to Borrowers, then Borrowers shall not be required to repair and restore such Property unless and until such Net Proceeds are made available to Borrowers. Borrowers shall pay all costs of such Restoration whether or not such costs are covered by insurance.

Section 5.3 Condemnation. Borrowers shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any Property or any part thereof and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Borrowers shall, at their expense, diligently prosecute any such proceedings, and shall, to the extent required hereunder, consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrowers shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt in accordance with the provisions of Section 2.4.2 hereof. If any Property or any portion thereof is taken by a condemning authority, Borrowers shall promptly commence and diligently prosecute the

Restoration of the applicable Property and otherwise comply with the provisions of Section 6.4 of the First Mortgage Loan Agreement, provided, that if (A) First Mortgage Lender is obligated to make Net Proceeds available to Borrowers for purposes of Restoration in accordance with Section 6.4 of the First Mortgage Loan Agreement, (B) First Mortgage Lender has received such Net Proceeds, and (C) First Mortgage Lender has not made such Net Proceeds available to Borrowers, then Borrowers shall not be obligated to repair and restore such Property unless and until such Net Proceeds are made available to Borrowers. If such Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt (and all components thereof).

Section 5.4 Restoration.

(a) Borrowers shall deliver to Lender copies of all reports, plans, specifications, documents and other materials that are delivered to First Mortgage Lender under Section 6.4 of the First Mortgage Loan Agreement in connection with a Restoration of any Property after a Casualty or Condemnation. If any insurance proceeds or condemnation awards are to be disbursed by First Mortgage Lender for Restoration, Borrowers shall deliver or cause to be delivered to Lender copies of all written correspondence delivered to and received from First Mortgage Lender that relates to the restoration and release of the insurance proceeds or condemnation awards.

(b) Notwithstanding any provision in this Agreement to the contrary, all insurance proceeds and condemnation awards will be made available to Borrowers in accordance with the First Mortgage Loan Agreement.

ARTICLE VI.

MORTGAGE RESERVE FUNDS

Section 6.1 [Intentionally Omitted].

ARTICLE VII.

DEFAULTS

Section 7.1 Event of Default. (a) It shall constitute an event of default hereunder (an “Event of Default”) if Borrowers shall fail to apply or cause to be applied all Available Cash Flow in payment of the Debt at such times and in such manner as required pursuant to the terms and provisions hereof and the terms and provisions of the First Mortgage Loan Agreement (but only to the extent of such Available Cash Flow), unless such failure is due to the action or inaction of Persons other than Borrowers and their respective Affiliates or such failure is otherwise cured by Borrowers within five (5) Business Days after receipt of written notice thereof from Lender. For the avoidance of doubt and notwithstanding any provision hereof or of any other Loan Document to the contrary, other than as provided in the immediately preceding sentence, no default by Borrowers under any of the other terms, covenants or conditions of this Agreement or any other Loan Document shall constitute an Event of Default hereunder or under the other Loan Documents (irrespective of the giving of notice or the passage of time, or both)

and Lender shall have no right to exercise any rights or remedies hereunder or under the other Loan Documents or at law, in equity or otherwise in respect thereof.

(b) Upon the occurrence and during the continuance of an Event of Default and at any time thereafter (but in all events subject to the Standstill Agreement), in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, to the extent permitted by applicable law, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrowers and in and to the Collateral, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrowers and/or the Collateral, including, without limitation, all rights or remedies available at law or in equity.

Section 7.2 Remedies.

(a) Subject to clause (b) below:

(i) Upon the occurrence and during the continuance of an Event of Default, subject to applicable Legal Requirements, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrowers under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrowers or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents, in each case to the extent permitted by applicable law. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, each Borrower agrees, to the extent permitted by applicable law, that if an Event of Default is continuing (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(ii) During the continuance of an Event of Default, with respect to each Borrower and the Collateral, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Collateral or any particular portion of the Collateral for the satisfaction of any of the obligations in preference or priority to any other collateral, and Lender may seek satisfaction out of the Collateral or any part thereof, in its absolute discretion in respect of the Obligations. In addition, to the extent permitted by applicable law, Lender shall have the right from time to time to partially foreclose upon the Collateral under the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion, including, without limitation, the following circumstances: (i) in the event Borrowers default beyond any applicable grace period in the payment of one or more scheduled payments of interest, Lender may foreclose upon the Collateral under the Mortgage to recover such delinquent payments, and/or (ii) in the event Lender elects to accelerate less than the sum of the entire Outstanding Principal Balance and all Accrued Interest, Lender may foreclose upon the Collateral under the Mortgage to recover so much of the Outstanding Principal Balance (or amounts owing) as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect in its sole discretion. Notwithstanding one or more partial foreclosures, the Collateral and any other collateral shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered.

(iii) [intentionally deleted]

(iv) The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrowers pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to any Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by any Borrower or to impair any remedy, right or power consequent thereon.

(v) To the extent permitted by applicable law, any amounts recovered from the Collateral or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

(vi) Upon the occurrence and during the continuance of an Event of Default, Lender may declare all unpaid principal of and accrued interest on the Note, together with all other sums payable under the Loan Documents, to be immediately due and payable, whereupon the same shall become and be immediately due and payable, anything in the Loan Documents to the contrary notwithstanding, and without presentation, protest or further demand or notice of any kind, all of which are expressly hereby waived by Borrowers to the extent permitted by applicable law.

(b) Notwithstanding anything contained in this Agreement (including, without limitation, clause (a) above) or in any of the other Loan Documents to the contrary, all of Lender’s rights and remedies in respect of an Event of Default hereunder or thereunder are subject to the terms and provisions of the Standstill Agreement (and in no event shall Lender exercise or be entitled to exercise any of such rights and remedies in respect of an Event of Default unless and then only to the extent the same are expressly permitted pursuant to the terms of the Standstill Agreement).

ARTICLE VIII.

SPECIAL PROVISIONS

Section 8.1 Exculpation. Lender shall not enforce the liability and obligation of Borrowers to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against any Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against any Borrower only to the extent of such Borrower’s interest in the Collateral, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against any Borrower in any such action or proceeding under, or by reason of, or in connection with, the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section 8.1 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name any Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) impair the right of Lender to obtain the appointment of a receiver; or (d) constitute a prohibition against Lender seeking a deficiency judgment against any Borrower in order to fully realize the security granted by the Mortgage or commencing any other appropriate action or proceeding in order for Lender to exercise its remedies against the Collateral.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no present or future Constituent Member in any Borrower, nor any present or future shareholder, officer, director, employee, trustee, beneficiary, advisor, member, partner, principal, participant or agent of or in any Borrower or of or in any Person that is or becomes a Constituent Member in any Borrower, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any of the Loan Documents, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Lender on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. In addition, Lender, for itself and its successors and assigns, acknowledges and agrees that neither Borrowers, nor any Constituent Member, nor any other party, is assuming any personal liability, directly or indirectly, under or in connection with any agreement, lease, instrument, claim or right constituting a part of the Collateral or to which the Collateral is now or hereafter subject, except as may be expressly set forth therein.

For purposes of this Agreement and each of the other Loan Documents, neither the negative capital account of any Constituent Member in any Borrower nor any obligation of any Constituent Member in any Borrower to restore a negative capital account or to contribute or loan capital to any Borrower or to any other Constituent Member in any Borrower shall at any time be deemed to be the property or an asset of such Borrower (or any such other Constituent Member) and neither Lender nor any of its successors or assigns shall have any right to collect, enforce or proceed against any Constituent Member with respect to any such negative capital account or obligation to restore, contribute or loan.

Section 8.2 Servicer.

(a) At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrowers shall not be responsible for any set up fees or any other initial costs relating to or arising under the Servicing Agreement nor shall Borrowers be responsible for payment of the monthly servicing fee due to the Servicer under the Servicing Agreement.

(b) Lender shall endeavor in good faith (without liability for failure to do so) to provide Borrowers with notification of any change in the Person servicing the Loan; provided that it is expressly acknowledged and agreed by Lender that it shall not constitute a Default or Event of Default hereunder if due to such failure to provide notification Borrowers send any payments required to be made hereunder to Lender or any predecessor Person servicing the Loan.

ARTICLE IX.

MISCELLANEOUS

Section 9.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of any Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 9.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Whenever this Agreement expressly provides that Lender may not unreasonably withhold its consent or its approval of an arrangement or term, such provisions shall also be deemed to prohibit Lender from unreasonably delaying or conditioning such consent or approval.

Section 9.3 Governing Law.

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWERS IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL

RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS IN ANY REAL PROPERTY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE REAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) NOTWITHSTANDING THE FOREGOING, THIS AGREEMENT IS SUBJECT TO APPLICABLE LEGAL REQUIREMENTS WITH RESPECT TO GAMING. LENDER EXPRESSLY ACKNOWLEDGES AND AGREES THAT ALL RIGHTS, REMEDIES, POWERS AND OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT MAY BE EXERCISED ONLY TO THE EXTENT THAT THE EXERCISE THEREOF DOES NOT VIOLATE ANY APPLICABLE PROVISIONS OF SUCH LEGAL REQUIREMENTS AND ONLY TO THE EXTENT THAT ANY APPLICABLE REQUIRED APPROVAL OF ANY GAMING AUTHORITY (INCLUDING PRIOR APPROVALS) IS OBTAINED. NOTWITHSTANDING THE FOREGOING, BORROWERS EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE FACT THAT ANY SUCH LEGAL REQUIREMENT OR THE LACK OF APPROVAL FROM ANY SUCH GOVERNMENTAL AUTHORITY MAY PREVENT ANY BORROWER OR ANY OTHER PERSON FROM TAKING ANY ACTION OR FULFILLING ANY OBLIGATION HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT WHICH RESULTS IN THE OCCURRENCE OF AN EVENT OF DEFAULT SHALL NOT, IN ANY MANNER, LIMIT OR VITIATE OR BE DEEMED TO LIMIT OR VITIATE SUCH EVENT OF DEFAULT.

(c) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL, AT LENDER’S OPTION, BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK,

COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CORPORATION SERVICE COMPANY

2711 CENTERVILLE RD, SUITE 400

WILMINGTON, DE 19808

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 9.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on any Borrower, shall entitle such Borrower or any other Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 9.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or under any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 9.6 Notices. Except as otherwise required by applicable law, all notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (each, a “Notice”) shall be given in writing and shall be effective for all purposes if (a) hand delivered, (b) sent by reputable overnight courier, (c) sent by (i) certified or registered United States mail, postage prepaid, return receipt requested or (ii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) sent by telecopier (with answer back acknowledged and followed by a hard copy via one of the other methods described above), addressed as follows (or to such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a Notice to the other parties hereto in the manner provided for in this Section 9.6):

If to Lender:	Brookfield Financial, LLC – Series B
c/o Brookfield Real Estate Financial Partners LLC
Three World Financial Center
200 Vesey Street, 11th Floor
New York, New York 10281
Attention: Terry Hoyt
Facsimile No.: (212) 417-7292

with a copy to:	Arnold & Porter LLP
399 Park Avenue
New York, New York 10022-4690
Attention: Alan Lawrence, Esq.
Facsimile No.: (212) 715-1796

If to Borrowers:	c/o Brookfield Real Estate Financial Partners LLC
Three World Financial Center
200 Vesey Street, 11th Floor
New York, New York 10281
Attention: Terry Hoyt
Facsimile No.: (212) 417-7292

with a copy to:	Arnold & Porter LLP
399 Park Avenue
New York, New York 10022-4690
Attention: Alan Lawrence, Esq.
Facsimile No.: (212) 715-1796

A Notice shall be deemed to have been given: in the case of hand delivery or delivery by a reputable overnight courier, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission on a Business Day after advice by telephone to recipient that a telecopy Notice is forthcoming; provided, that within three (3) Business Days thereafter, a hard copy of such Notice shall have been delivered pursuant to the provisions of clause (a), (b) or (c) of this Section 9.6. Any failure to deliver a Notice by reason of a change of address not given in accordance with this Section 9.6, or any refusal to accept a Notice, shall be deemed to have been given when delivery was attempted. Any Notice required or permitted to be given by any party hereunder or under any other Loan Document may be given by its respective counsel. Additionally, any Notice required or permitted to be given by Lender hereunder or under any other Loan Document may also be given by the Servicer. Any Notice sent to one Borrower shall constitute and shall be deemed to constitute such Notice to all Borrowers. Any notice given hereunder may also be given via electronic mail; provided that no such notice shall be deemed to have been given in accordance with the requirements of this Section 9.6 unless a hard copy of such Notice shall have been delivered pursuant to the provisions of clause (a), (b) or (c) of this Section 9.6.

Section 9.7 Trial by Jury. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

Section 9.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 9.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 9.10 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers to any portion of the Obligations of Borrowers hereunder. To the extent Borrowers make a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 9.11 Waiver of Notice. Each Borrower hereby expressly waives, and shall not be entitled to, any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrowers and except with respect to matters for which Borrowers are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

Section 9.12 Remedies of Borrowers. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, each Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrowers’ sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 9.13 Expenses; Indemnity. Subject to the terms and conditions of the Standstill Agreement:

(a) Borrowers jointly and severally covenant and agree to pay or, if Borrowers fail to pay, to reimburse, Lender, within ten (10) days of receipt of notice from Lender, for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) Borrowers’ ongoing performance of and compliance with Borrowers’ respective agreements and covenants contained in this Agreement and the other Loan Documents on their part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental, gaming and insurance requirements; (ii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by or benefiting any Borrower; (iii) securing Borrowers’ compliance with their obligations pursuant to the provisions of this Agreement and the other Loan Documents; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) all fees payable hereunder; (vi) enforcing or preserving any of Lender’s rights, either in response to third party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting any Borrower, this Agreement, the other Loan Documents, the Collateral or any other security given for the Loan; and (vii) enforcing any obligations of or collecting any payments due from any Borrower under this Agreement or the other Loan Documents or with respect to the Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrowers shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

Notwithstanding the provisions set forth in this Section 9.13(a) or in any other provision of this Agreement or the other Loan Documents, in the event that (A) Lender employs counsel to collect the Debt, protect or foreclose the Mortgage or as otherwise permitted in this Agreement and the other Loan Documents and (B) Lender has sold or transferred any interests in the Note, then Borrowers shall only be responsible for the attorneys’ fees and expenses of the counsel of one Lender.

(b) Borrowers shall, jointly and severally, indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, out-of-pocket losses, actual damages (but not lost revenues, diminution in value and other consequential damages), penalties, actions, judgments, third party suits, third party claims, reasonable costs, reasonable expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by any Borrower of its obligations under, or any material misrepresentation by any Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrowers shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

Section 9.14 Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 9.15 Offsets, Counterclaims and Defenses. Any permitted assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrowers may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by any Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by each Borrower to the extent permitted by applicable law.

Section 9.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrowers and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between any Borrower and Lender nor to grant Lender any interest in the Collateral other than that of secured party, pledgee or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrowers and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrowers any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

(c) The benefits of this Agreement shall not inure to any third party. Notwithstanding anything contained in the Loan Documents, or any conduct or course of conduct by the parties hereto, before or after signing the Loan Documents, this Agreement shall not be construed as creating any rights, claims or causes of action against Lender, or any of its officers, directors, agents or employees, in favor of any contractor, subcontractor, supplier or any of their respective creditors, or any other Person.

Section 9.17 Publicity. All news releases, publicity or advertising by any Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents or to Lender or any Affiliate of Lender shall be subject to the prior approval of Lender not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, disclosure required by applicable state or federal securities laws, rules or regulations or other applicable Legal Requirements, or as customarily and reasonably requested by any Gaming Authorities, shall not be subject to Lender’s prior written approval.

Section 9.18 Waiver of Marshalling of Assets. To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of any Borrower, any Borrower’s partners and others with interests in any Borrower, and of the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the Mortgage, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Collateral in preference to every other claimant whatsoever.

Section 9.19 Waiver of Counterclaim. To the fullest extent permitted by law, each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any Obligations under the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which any Borrower is obligated to make under any of the Loan Documents.

Section 9.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Each Borrower acknowledges that, with respect to the Loan, such Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in any Borrower, and each Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Each Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the businesses of Borrowers or their Affiliates.

Section 9.21 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

Section 9.22 Joint and Several Liability. The representations, covenants, warranties and obligations of Borrowers hereunder are joint and several.

Section 9.23 Certain Additional Rights of Lender (VCOC). Notwithstanding anything to the contrary contained in this Agreement, Lender shall have:

(a) subject to applicable Legal Requirements, the right to routinely consult with and advise each Borrower’s management regarding the significant business activities and business and financial developments of each Borrower; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times and upon reasonable advance notice;

(b) the right, in accordance with the terms of this Agreement, to examine the books and records of each Borrower at any reasonable times upon reasonable notice;

(c) the right, in accordance with the terms of this Agreement, including, without limitation, Section 4.1.5 hereof, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness; and

(d) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by any Borrower of any other significant property (other than personal property required for the day to day operation of any Property).

The rights described above in this Section 9.23 may be exercised by any entity which owns and Controls, directly or indirectly, substantially all of the interests in Lender.

Section 9.24 Note Register. Lender or Servicer shall maintain on behalf of Borrowers pursuant to the last sentence of this Section 9.24, or cause to be maintained, (i) a copy of each assignment of all or any portion of the Note (an “Assignment Agreement”) delivered to it and (ii) a register within the meaning of US Treasury Regulation Section 5(f).103-1(c) (the “Register”), in which it will register the name and address of Lender and the name and address of each permitted assignee of Lender under this Agreement, and the principal amount of the Loan owing to each such Lender pursuant to the terms hereof and of each Assignment Agreement. Borrowers, Lender and Servicer may not treat any Person whose name is not recorded in the Register pursuant to the terms hereof as a Lender for the purposes of this Agreement, notwithstanding notice to the contrary or any notation of ownership or other writing on the Note. The Register shall be available for inspection by any Lender at Lender’s or Servicer’s principal place of business, at any reasonable time and from time to time, upon reasonable prior notice. Borrowers hereby appoint Servicer as their agent for purposes of compliance with US Treasury Regulation Section 5(f).103-1(c) and Servicer hereby accepts such appointment.

Section 9.25 Conflicts. In the event of any conflict between the terms and provisions of this Agreement and/or the terms and provisions of any of the other Loan Documents and the terms and provisions of the First Mortgage Loan Agreement or the Standstill Agreement, the parties hereby acknowledge and agree that the terms and provisions of the First Mortgage Loan Agreement or the Standstill Agreement, as applicable, shall govern and control in all respects.

Section 9.26 Successors and Assigns. Borrower shall have no right to transfer the Loan. Lender shall have the right to transfer the Loan only to the extent permitted in the Standstill Agreement.

ARTICLE X. FIRST MORTGAGE LOAN

Section 10.1 Independent Approval Rights. Subject to the terms and conditions of the Standstill Agreement, if any action, proposed action or other decision is consented to or approved by First Mortgage Lender in making the First Mortgage Loan are different from the risks of Lender in making the Loan, in determining whether to grant, deny, withhold or condition any requested consent or approval, First Mortgage Lender and Lender may reasonably reach different conclusions, and Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view. Further, the denial by Lender of a requested consent or approval shall not create any liability or other obligation of Lender if the denial of such consent or approval results directly or indirectly in a default under the First Mortgage Loan, and Borrowers hereby waive any claim of liability against Lender arising from any such denial.

ARTICLE XI.

CONTRIBUTION AGREEMENT

Section 11.1 Contribution Generally. As a result of the transactions contemplated by this Agreement, each individual Borrower may benefit, directly and indirectly, from the payment of the Debt and the performance of the Obligations by other Borrowers (or the application of the collateral owned by such other Borrowers to the payment of the Debt or the performance of the Obligations) and, in consideration therefor, each Borrower (i) desires to enter into an allocation and contribution agreement with the other Borrowers as set forth in this Article XI to provide a fair and equitable agreement to make contributions among each of the applicable Borrowers in the event any obligation of any Borrower is performed by any other Borrower and (ii) agrees to subordinate and subrogate any rights or claims it may have against other Borrowers as and to the extent set forth in this Article XI.

Section 11.2 Reimbursement Contribution. In the event any one or more Borrowers (any such Borrower, a “Funding Borrower”) pays or is deemed to have paid an amount in excess of the principal amount set forth for such Borrower in Schedule II (such principal amount, the “Allocable Principal Balance”) (any such payment or deemed payment in excess of the applicable Allocable Principal Balance, a “Contribution”) as a result of (a) such Funding Borrower’s payment of the Debt and/or performance of any of the other Obligations and/or (b) Lender’s realization on the Collateral or other assets owned by such Funding Borrower (whether by foreclosure, assignment in lieu of foreclosure, private sale or other means), then after (i) payment in full of the Loan and the satisfaction of all of all Borrowers’ other obligations to Lender and (ii) payment in full of the First Mortgage Loan, the Loan and the Mezzanine Loans, such Funding Borrower shall be entitled to contribution from each benefited Borrower for the amount of the Contribution so paid, advanced or benefited (any such contribution, a “Reimbursement Contribution”), up to such benefited Borrower’s then current Allocable Principal Balance. The parties acknowledge that the Allocable Principal Balances shown on Schedule II were computed assuming the Loan is or has been fully advanced, and that each amount shown in Schedule II shall be re-computed (or reduced) proportionally if Reimbursement Contributions are required to be determined for purposes of this Article XI at a time when the Loan has not been fully advanced. Any Reimbursement Contributions required to be made hereunder shall, subject to the balance of the provisions in this Article XI regarding payment, subordination and subrogation, be made within ten (10) days after demand therefor.

Section 11.3 Defaulting Borrower. If a Borrower (a “Defaulting Borrower”) shall have failed to make a Reimbursement Contribution as hereinabove provided, after the later to occur of (a) payment of the Loan in full and the satisfaction of all of all Borrowers’ other obligations to Lender and after payment in full by the Borrower of the First Mortgage Loan and payment in full by the Mezzanine Borrowers of the Mezzanine Loans or (b) the date which is 366 days after payment in full of the Loan, the Funding Borrower to whom such Reimbursement Contribution is owed shall be subrogated to the rights of Lender against such Defaulting Borrower, including the right to receive a portion of such Defaulting Borrower’s Collateral or assets in an amount equal to the Reimbursement Contribution payment required hereunder that such Defaulting Borrower failed to make; provided, however, if Lender returns any payments in connection with a bankruptcy of a Borrower, all other Borrowers shall jointly and severally pay to Lender all such amounts returned, together with interest at the Interest Rate accruing from and after the date on which such amounts were returned. For avoidance of doubt, until such time as the Loan, the First Mortgage Loan and the Mezzanine Loans are indefeasibly paid in full and satisfied, each of the Borrowers hereby subjects and subordinates to payment of the Loan to the Lender and to payment of distributions to its Member (in accordance with the First Mortgage Loan Agreement) any and all rights of such Borrower under this Article XI, including its right to Reimbursement Contribution, and waives any right of subrogation such Funding Borrower may have with respect thereto.

Section 11.4 Maximum Liability. Each Borrower shall be liable under this Article XI with respect to the Obligations only for such total maximum amount (if any) that would not render its Obligations hereunder or under any of the Loan Documents subject to avoidance under Chapter 5 of the Bankruptcy Code or any comparable provisions of any State law.

Section 11.5 Applicable Contributions. In the event that at any time there exists more than one Funding Borrower with respect to any Contribution (in any such case, the “Applicable Contribution”), then Reimbursement Contributions from Defaulting Borrowers pursuant hereto shall be allocated among such Funding Borrowers in proportion to the total amount of the Contributions made for or on account of the other Borrowers by each such Funding Borrower pursuant to the Applicable Contribution. In the event that at any time any Borrower pays an amount hereunder in excess of the amount calculated pursuant to this Section 11.5, that Borrower shall be deemed to be a Funding Borrower to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Borrowers in accordance with the provisions of this Section.

Section 11.6 Reimbursement Contribution as Asset. Each Borrower acknowledges that the right to receive any Reimbursement Contributions in accordance with the terms hereof shall constitute an asset of the Borrower to which any such Reimbursement Contribution is owing.

Section 11.7 Subordination. No Reimbursement Contribution payments payable by a Borrower pursuant to the terms of this Article XI shall be paid until (i) all amounts then due and payable by the Borrowers to Lender, pursuant to the terms of the Loan Documents, (ii) all amounts then due and payable by the Borrowers to the First Mortgage Lender pursuant to the terms of any of the First Mortgage Loan Documents and (iii) all amounts then due and payable by any of the Mezzanine Borrowers to any of the Mezzanine Lenders pursuant to the terms of any of the Mezzanine Loan Documents are each paid in full in cash. Nothing contained in this Article XI shall limit or affect in any way the Obligations of any Borrower to Lender under this Agreement or any other Loan Documents.

Section 11.8 Waivers. With respect to the agreements set forth in this Article XI only, each Borrower waives, to the extent permitted by applicable law:

(a) any right to require Lender to proceed against any other Borrower or any other Person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s power before proceeding against any Borrower;

(b) the defense of the statute of limitations in any action against any other Borrower or for the collection of any indebtedness or the performance of any obligation under the Loan or the repayment of any Contribution and/or collection of any Reimbursement Contribution;

(c) any defense based upon any legal disability or other defense of any other Borrower, any guarantor of any other person or by reason of the cessation or limitation of the liability of any other Borrower or any guarantor from any cause other than full payment of all sums payable under the Note, this Agreement and any of the other Loan Documents;

(d) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower or any principal of any other Borrower or any defect in the formation of any other Borrower or any principal of any other Borrower;

(e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

(f) any defense based upon any failure by Lender to obtain collateral for the indebtedness or failure by Lender to perfect a lien on any collateral;

(g) presentment, demand, protest and notice of any kind;

(h) any defense based upon any failure of Lender to give notice of sale or other disposition of any collateral to any other Borrower or to any other person or entity or any defect in any notice that may be given in connection with any sale or disposition of any collateral;

(i) any defense based upon any failure of Lender to comply with Applicable Laws in connection with the sale or other disposition of any collateral, including, without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any collateral;

(j) any defense based upon any election by Lender, in any bankruptcy proceeding, of the application or non-application of Section 1111(6)(2) of the Bankruptcy Code or any successor statute;

(k) any defense based upon any use of cash collateral under Section 363 of the Bankruptcy Code;

(l) any defense based upon any agreement or stipulation entered into by Lender with respect to the provision of adequate protection in any bankruptcy proceeding;

(m) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code;

(n) any defense based upon the avoidance of any security interest in favor of Lender for any reason;

(o) any defense based upon any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any of the obligations evidenced by the Note or owing under any of the Loan Documents;

(p) any defense or benefit based upon any Borrower’s, or any other party’s, resignation of the portion of any obligation secured by the Mortgage or other Loan Documents to be satisfied by any payment from any other Borrower or any such party;

(q) all rights and defenses arising out of an election of remedies by Lender even though the election of remedies, such as non-judicial foreclosure with respect to security for the Loan or any other amounts owing under the Loan Documents, has destroyed any Borrower’s rights of subrogation and reimbursement against any other Borrower;

(r) any claim or other right which any Borrower might now have or hereafter acquire against any other Borrower or any other person that arises from the existence or performance of any obligations under the Note, this Agreement, the Mortgage or the other Loan Documents, including, without limitation, any of the following: (i) any right of subrogation, reimbursement, exoneration, contribution, or indemnification; or (ii) any right to participate in any claim or remedy of Lender against any other Borrower or any collateral security therefor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law; and

(s) any rights of Borrowers of subrogation, reimbursement, indemnification, and/or contribution against any other Borrower or any other person or entity, and any other rights and defenses that are or may become available to any Borrower or any other person or entity by reasons of applicable law.

The statements and provisions set forth in this Article XI are intended to effectuate, inter alia, a subordination agreement which shall be effective in any bankruptcy or other similar proceeding involving any or all of the Borrowers and/or the Collateral or any portion thereof.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

HRHH HOTEL/CASINO, LLC,
a Delaware limited liability company

By:	/s/ Theresa A. Hoyt
Name:	Theresa A. Hoyt
Title:	Authorized Representative

HRHH CAFÉ, LLC, a Delaware limited liability company

By:	/s/ Theresa A. Hoyt
Name:	Theresa A. Hoyt
Title:	Authorized Representative

HRHH DEVELOPMENT, LLC, a Delaware limited liability company

By:	/s/ Theresa A. Hoyt
Name:	Theresa A. Hoyt
Title:	Authorized Representative

HRHH IP, LLC, a Delaware limited liability company

By:	/s/ Theresa A. Hoyt
Name:	Theresa A. Hoyt
Title:	Authorized Representative

HRHH GAMING, LLC, a Delaware limited liability company

By:	/s/ Theresa A. Hoyt
Name:	Theresa A. Hoyt
Title:	Authorized Representative

Second Mortgage Loan Agreement

BROOKFIELD FINANCIAL, LLC – SERIES B,
a Delaware limited liability company

By:	Brookfield Real Estate Financial Partners,
LLC, its managing member

	By:	/s/ Theresa A. Hoyt
	Name:	Theresa A. Hoyt
	Title:	Vice President

Second Mortgage Loan Agreement

SCHEDULE I

ORGANIZATIONAL CHART

(see attached)

Second Mortgage Loan Agreement

SCHEDULE II

ALLOCATED LOAN AMOUNTS

(to be attached)

SCHEDULE III

INTEREST CALCULATION

(see attached)

EXHIBIT A - CALCULATION OF SUPPLEMENTAL INTEREST AND SUBORDINATE MORTGAGE LOAN INTEREST

SUPPLEMENTAL INTEREST DEFINITION

In addition to Interest at the Applicable Rate, which is calculated as set forth in the Agreement. Borrowers shall pay Lender such additional amounts as may be necessary for Lender to receive an annual IRR (taking into account all prior payments of interest and principal) equal to the greater of (i) 6.50% (“Method 1”), or (ii) LIBOR plus 400bps, in which LIBOR is calculated as the average LIBOR determined from the date hereof until the Supplement Interest payment date (“Method 2”).

Per the LIBOR curve in the illustration below, Method 2 would determine the payments owed as it yields the greater IRR.

SUBORDINATE MORTGAGE LOAN INTEREST DEFINITION

Borrowers shall pay Subordinate Mortgage Lender such additional amounts as may be necessary for Lender to receive an annual IRR (taking into account all prior payments of interest and principal) equal to 15.0%.

ASSUMPTIONS

Term Sheet Execution Date	2/6/2011	Supplemental Interest - Method 1		Subordinate Mortgage Loan
Restructuring Close Date	3/1/2011	Supplemental Return	6.5000%	Principal Balance	30.0
Maturity Date	3/1/2018	Supplemental Interest Pmt	96.54	Return	15.00%
				Interest Payment	49.86
A-Note	535.49	Supplemental Interest - Method 2
B-Note	327.29	Average LIBOR	2.5714%

Total Mortage	862.78	LIBOR Spread	4.0000%	Illustrative Projections - CF	2011	2012	2013	2014	2015	2016	2017	2018

		Return	6.5714%		30.0	40.0	50.0	60.0	70.0	80.0	90.0	100.0
Day Count	360	Interest Payment	101.78	Illustrative Projections - Sale								1,100.0
LIBOR Floor	1.50%			Total Available Cash Flow	30.0	40.0	50.0	60.0	70.0	80.0	90.0	1,200.0

Applicable Rate - LIBOR Spread	2.50%

LIBOR SCHEDULE
Period	0	1	2	3	4	5	6	7	8	9	10	11
Payment Date	3/1/2011	4/1/2011	5/1/2011	6/1/2011	7/1/2011	8/1/2011	9/1/2011	10/1/2011	11/1/2011	12/1/2011	1/1/2012	2/1/2012
# of Days		31	30	31	30	31	31	30	31	30	31	31
LIBOR (determined each mo.)		1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%
LIBOR (adj. for floor)		1.50%	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Applicable Rate - LIBOR Spread		2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%

Applicable Rate - Effective Coupon		4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%
SUPPLEMENTAL INTEREST - METHOD 1 CALCULATION
Mortgage loan Balance
Beginning Balance		862.8	863.2	863.6	864.0	864.5	864.9	865.3	865.7	866.2	866.6	866.2
Applicable Interest Due		3.0	2.9	3.0	2.9	3.0	3.0	2.9	3.0	2.9	3.0	3.0
CF Disbursements (excl. Suppl. Int.)		(2.5)	(2.5)	(2.5)	(2.5)	(2.5)	(2.5)	(2.5)	(2.5)	(2.5)	(3.4)	(3.4)

Ending Balance		863.2	863.6	864.0	864.5	864.9	865.3	865.7	866.2	866.6	866.2	865.8
Supplemental Interest Payment

Mortgage loan CFs	(863)	2.5	2.5	2.5	2.5	2.5	2.5	2.5	2.5	2.5	3.4	3.4
	GIC IRR		6.5000%
SUPPLEMENTAL INTEREST - METHOD 2 CALCULATION
Mortgage loan Balance
Beginning Balance		862.8	863.2	863.6	864.0	864.5	864.9	865.3	865.7	866.2	866.6	866.2
Applicable Rate Interest Due		3.0	2.9	3.0	2.9	3.0	3.0	2.9	3.0	2.9	3.0	3.0
CF Disbursements (excl. Suppl. Int.)		(2.5)	(2.5)	(2.5)	(2.5)	(2 5)	(2.5)	(2.5)	(2.5)	(2.5)	(3.4)	(3.4)

Ending Balance		863.2	863.6	864.0	864.5	864.9	865.3	865.7	866.2	866.6	866.2	865.8
Supplemental Interest Payment

Mortgage loan CFs	(863)	2.5	2.5	2.5	2.5	2.5	2.5	2.5	2.5	2.5	3.4	3.4
	IRR		6.5714%
SUBORDINATE MORTGAGE LOAN INTEREST - CALCULATION
Subordinate Mtg loan Balance
Beginning Balance CF Disbursements		30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0

Ending Balance		30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0

Subordinate Mtg loan CFs	(30.0)	—	—	—	—	—	—	—	—	—	—	—
	BREF IRR		15.0000%

LIBOR SCHEDULE
Period		12	13	14	15	16	17	18	19	20	21	22
Payment Date		3/1/2012	4/1/2012	5/1/2012	6/1/2012	7/1/2012	8/1/2012	9/1/2012	10/1/2012	11/1/2012	12/1/2012	1/1/2013
* of Days		29	31	30	31	30	31	31	30	31	30	31
LIBOR (determined each mo.)		1.00%	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
LIBOR (adj. for floor)		1.50%	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Applicable Rate - LIBOR Spread		2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%

Applicable Rate - Effective Coupon		4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%
SUPPLEMENTAL INTEREST - METHOD 1 CALCULATION
Mortgage loan Balance
Beginning Balance		865.8	865.4	865.0	864.6	864.1	863.7	863.3	862.9	862.5	862.0	861.6
Applicable Interest Due		2.8	3.0	2.9	3.0	2.9	3.0	3.0	2.9	3.0	2.9	3.0
CF Disbursements (excl. Suppl. Int.)		(3.2)	(3.4)	(3.3)	(3.4)	(3.3)	(3.4)	(3.4)	(3.3)	(3.4)	(3.3)	(4.2)

Ending Balance		865.4	865.0	864.6	864.1	863.7	863.3	862.9	862.5	862.0	861.6	860.4
Supplemental Interest Payment

Mortgage loan CFs		3.2	3.4	3.3	3.4	3.3	3.4	3.4	3.3	3.4	3.3	4.2

SUPPLEMENTAL INTEREST - METHOD 2 CALCULATION
Mortgage loan Balance
Beginning Balance		865.8	865.4	865.0	864.6	864.1	863.7	863.3	862.9	862.5	862.0	861.6
Applicable Rate Interest Due		2.8	3.0	2.9	3.0	2.9	3.0	3.0	2.9	3.0	2.9	3.0
CF Disbursements (excl. Suppl. Int.)		(3.2)	(3.4)	(3.3)	(3.4)	(3.3)	(3.4)	(3.4)	(3.3)	(3.4)	(3.3)	(4.2)

Ending Balance		865.4	865.0	864.6	864.1	863.7	863.3	862.9	862.5	862.0	861.6	860.4
Supplemental Interest Payment

Mortgage loan CFs	(863)	3.2	3.4	3.3	3.4	3.3	3.4	3.4	3.3	3.4	3.3	4.2

SUBORDINATE MORTGAGE LOAN INTEREST - CALCULATION
Subordinate Mtg loan Balance
Beginning Balance CF Disbursements		30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0

Ending Balance		30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0

Subordinate Mtg loan CFs	(30.0)	—	—	—	—	—	—	—	—	—	—	—

NOTES

*	Schedule is for illustrative purposes only. As such it is not representative of the cash management waterfall (either in addressing other obligations or showing an accurate priority of cashflow disbursements.)

LIBOR SCHEDULE
Period	23	24	25	26	27	28	29	30	31	32	33	34
Payment date	2/1/2013	3/1/2013	4/1/2013	5/1/2013	6/1/2013	7/1/2013	8/1/2013	9/1/2013	10/1/2013	11/1/2013	12/1/2013	1/1/2014
# of Days	31	28	31	30	31	30	31	31	30	31	30	31
LIBOR (determined each mo.)	1.50%	1.50%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%
LIBOR (adj.for floor )	1.50%	1.50%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%
Applicable Rate - LIBOR Spread	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%

Applicable Rate - Effective Coupon	4.00%	4.00%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%
SUPPLEMENTAL INTEREST - METHOD 1
Mortgage Loan Balance
Beginning Balance	860.4	859.1	857.9	857.0	856.1	855.2	854.3	853.3	852.4	851.5	850.5	849.6
Applicable Rate Interest Due	3.0	2.7	3.3	3.2	3.3	3.2	3.3	3.3	3.2	3.3	3.2	3.3
CF Disbursements (excl. Suppl. Int	(4.2)	(3.8)	(4.2)	(4.1)	(4.2)	(4.1)	(4.2)	(4.2)	(4.1)	(4.2)	(4.1)	(5.1)

Ending Balance	859.1	857.9	857.0	856.1	855.2	854.3	853.3	852.4	851.5	850.5	849.6	847.8
Supplemental Interest Payment

Mortgage Loan CFs	4.2	3.8	4.2	4.1	4.2	4.1	4.2	4.2	4.1	4.2	4.1	5.1
SUPPLEMENTAL INTEREST - METHOD 2
Mortgage Loan Balance
Beginning Balance	860.4	859.1	857.9	857.0	856.1	855.2	854.3	853.3	852.4	851.5	850.5	849.6
Applicable Rate Interest Due	3.0	2.7	3.3	3.2	3.3	3.2	3.3	3.3	3.2	3.3	3.2	3.3
CF Disbursements (excl. Suppl. Int	(4.2)	(3.8)	(4.2)	(4.1)	(4.2)	(4.1)	(4.2)	(4.2)	(4.1)	(4.2)	(4.1)	(5.1)

Ending Balance	859.1	857.9	857.0	856.1	855.2	854.3	853.3	852.4	851.5	850.5	849.6	847.8
Supplemental Interest Payment

Mortgage Loan CFs	4.2	3.8	4.2	4.1	4.2	4.1	4.2	4.2	4.1	4.2	4.1	5.1
SUBORDINATE MORTGAGE LOAN INTEREST - CALCULATION
Subordinate Mtg Loan Balance
Beginning Balance	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0
CF Disbursements

Ending Balance	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0

Subordinate Mtg Loan CFs	—	—	—	—	—	—	—	—	—	—	—	—

LIBOR SCHEDULE
Period	35	36	37	38	39	40	41	42	43	44	45
Payment date	2/1/2014	3/1/2014	4/1/2014	5/1/2014	6/1/2014	7/1/2014	8/1/2014	9/1/2014	10/1/2014	11/1/2014	12/1/2014
# of Days	31	28	31	30	31	30	31	31	30	31	30
LIBOR (determined each mo.)	2.00%	2.00%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%
LIBOR (adj.for floor )	2.00%	2.00%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%
Applicable Rate - LIBOR Spread	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%

Applicable Rate - Effective Coupon	4.50%	4.50%	5.00%	5.00%	5.00%	5.00%	5.00%	5.00%	5.00%	5.00%	5.00%
SUPPLEMENTAL INTEREST - METHOD 1
Mortgage Loan Balance
Beginning Balance	847.8	846.0	844.3	842.9	841.5	840.0	838.6	837.1	835.6	834.1	832.6
Applicable Rate Interest Due	3.3	3.0	3.6	3.5	3.6	3.5	3.6	3.6	3.5	3.6	3.5
CF Disbursements (excl. Suppl. Int	(5.1)	(4.6)	(5.1)	(4.9)	(5.1)	(4.9)	(5.1)	(5.1)	(4.9)	(5.1)	(4.9)

Ending Balance	846.0	844.3	842.9	841.5	840.0	838.6	837.1	835.6	834.1	832.6	831.2
Supplemental Interest Payment

Mortgage Loan CFs	5.1	4.6	5.1	4.9	5.1	4.9	5.1	5.1	4.9	5.1	4.9
SUPPLEMENTAL INTEREST - METHOD 2
Mortgage Loan Balance
Beginning Balance	847.8	846.0	844.3	842.9	841.5	840.0	838.6	837.1	835.6	834.1	832.6
Applicable Rate Interest Due	3.3	3.0	3.6	3.5	3.6	3.5	3.6	3.6	3.5	3.6	3.5
CF Disbursements (excl. Suppl. Int	(5.1)	(4.6)	(5.1)	(4.9)	(5.1)	(4.9)	(5.1)	(5.1)	(4.9)	(5.1)	(4.9)

Ending Balance	846.0	844.3	842.9	841.5	840.0	838.6	837.1	835.6	834.1	832.6	831.2
Supplemental Interest Payment

Mortgage Loan CFs	5.1	4.6	5.1	4.9	5.1	4.9	5.1	5.1	4.9	5.1	4.9
SUBORDINATE MORTGAGE LOAN INTEREST - CALCULATION
Subordinate Mtg Loan Balance
Beginning Balance	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0
CF Disbursements

Ending Balance	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0

Subordinate Mtg Loan CFs	—	—	—	—	—	—	—	—	—	—	—

LIBOR SCHEDULE
Period	46	47	48	49	50	51	52	53	54	55	56	57
Payment Date	1/1/2015	2/1/2015	3/1/2015	4/1/2015	5/1/2015	6/1/2015	7/1/2015	8/1/2015	9/1/2015	10/1/2015	11/1/2015	12/1/2015
# of Days	31	31	28	31	30	31	30	31	31	30	31	30
LIBOR (Determined each mo.)	2.50%	2.50%	2.50%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%
LIBOR (adj. for floor)	2.50%	2.50%	2.50%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%
Applicable Rate - LIBOR Spread	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%

Applicable Rate - Effective Coupon	5.00%	5.00%	5.00%	5.50%	5.50%	5.50%	5.50%	5.50%	5.50%	5.50%	5.50%	5.50%
SUPPLEMENTAL INTEREST - METHOD 1
Mortgage Loan Balance
Beginning Balance	831.2	828.8	826.4	824.3	822.2	820.2	818.2	816.2	814.1	812.0	810.0	807.9
Applicable Interest Due	3.6	3.6	3.2	3.9	3.8	3.9	3.8	3.9	3.9	3.7	3.8	3.7
CF Disbursements (excl. Suppl. Int.	(5.9)	(5.9)	(5.4)	(5.9)	(5.8)	(5.9)	(5.8)	(5.9)	(5.9)	(5.8)	(5.9)	(5.8)

Ending Balance	828.8	826.4	824.3	822.2	820.2	818.2	816.2	814.1	812.0	810.0	807.9	805.8
Supplemental Interest Payment
Mortgage Loan CFs	5.9	5.9	5.4	5.9	5.8	5.9	5.8	5.9	5.9	5.8	5.9	5.8
SUPPLEMENT INTEREST - METHOD 2
Mortgage Loan Balance
Beginning Balance	831.2	828.8	826.4	824.3	822.2	820.2	818.2	816.2	814.1	812.0	810.0	807.9
Applicable Rate Interest Due	3.6	3.6	3.2	3.9	3.8	3.9	3.8	3.9	3.9	3.7	3.8	3.7
CF Disbursements (excl. Suppl. Int.	(5.9)	(5.9)	(5.4)	(5.9)	(5.8)	(5.9)	(5.8)	(5.9)	(5.9)	(5.8)	(5.9)	(5.8)

Ending Balance	828.8	826.4	824.3	822.2	820.2	818.2	816.2	814.1	812.0	810.0	807.9	805.8
Supplemental Interest Payment
Mortgage Loan CFs	5.9	5.9	5.4	5.9	5.8	5.9	5.8	5.9	5.9	5.8	5.9	5.8
SUBORDINATE MORTGAGE LOAN INTEREST - CALCULATION
Subordinate Mtg Loan Balance
Beginning Balance	3.0.0	3.0.0	3.0.0	3.0.0	3.0.0	3.0.0	3.0.0	3.0.0	3.0.0	3.0.0	3.0.0	3.0.0
CF Disbursements

Ending Balance	3.0.0	3.0.0	3.0.0	3.0.0	3.0.0	3.0.0	3.0.0	3.0.0	3.0.0	3.0.0	3.0.0	3.0.0

Subordinate Mtg Loan CFs	—	—	—	—	—	—	—	—	—	—	—	—

LIBOR SCHEDULE
Period	58	59	60	61	62	63	64	65	66	67	68
Payment Date	1/1/2016	2/1/2016	3/1/2016	4/1/2016	5/1/2016	6/1/2016	7/1/2016	8/1/2016	9/1/2016	101/2016	11/1/2016
# of Days	31	31	29	31	30	31	30	31	31	30	31
LIBOR (Determined each mo.)	3.00%	3.00%	3.00%	3.50%	3.50%	3.50%	3.50%	3.50%	3.50%	3.50%	3.50%
LIBOR (adj. for floor)	3.00%	3.00%	3.00%	3.50%	3.50%	3.50%	3.50%	3.50%	3.50%	3.50%	3.50%
Applicable Rate - LIBOR Spread	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%

Applicable Rate - Effective Coupon	5.50%	5.50%	5.50%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
SUPPLEMENTAL INTEREST - METHOD 1
Mortgage Loan Balance
Beginning Balance	805.8	802.8	799.8	797.0	794.4	791.8	789.1	786.4	783.7	780.9	778.3
Applicable Interest Due	3.8	3.8	3.5	4.1	4.0	4.1	3.9	4.1	4.0	3.9	4.0
CF Disbursements (excl. Suppl. Int.	(6.8)	(6.8)	(6.4)	(6.8)	(6.6)	(6.8)	(6.6)	(6.8)	(6.8)	(6.6)	(6.8)

Ending Balance	802.8	799.8	797.0	794.4	791.8	789.1	786.4	783.7	780.9	778.3	775.5
Supplemental Interest Payment
Mortgage Loan CFs	6.8	6.8	6.4	6.8	6.6	6.8	6.6	6.8	6.8	6.6	6.8
SUPPLEMENT INTEREST - METHOD 2
Mortgage Loan Balance
Beginning Balance	805.8	802.8	799.8	797.0	794.4	791.8	789.1	786.4	783.7	780.9	778.3
Applicable Rate Interest Due	3.8	3.8	3.5	4.1	4.0	4.1	3.9	4.1	4.0	3.9	4.0
CF Disbursements (excl. Suppl. Int.	(6.8)	(6.8)	(6.4)	(6.8)	(6.6)	(6.8)	(6.6)	(6.8)	(6.8)	(6.6)	(6.8)

Ending Balance	802.8	799.8	797.0	794.0	791.8	789.1	786.4	783.7	780.9	778.3	775.5
Supplemental Interest Payment
Mortgage Loan CFs	6.8	6.8	6.4	6.8	6.6	6.8	6.6	6.8	6.8	6.6	6.8
SUBORDINATE MORTGAGE LOAN INTEREST - CALCULATION
Subordinate Mtg Loan Balance
Beginning Balance	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0
CF Disbursements

Ending Balance	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0

Subordinate Mtg Loan CFs	—	—	—	—	—	—	—	—	—	—	—

LIBOR SCHEDULE
Period	69	70	71	72	73	74	75	76
Payment Date	12/1/2016	1/1/2017	2/1/2017	3/1/2017	4/1/2017	5/1/2017	6/1/2017	7/1/2017
# of Days	30	31	31	28	31	30	31	30
LIBOR (determined each mo.)	3.50%	3.50%	3.50%	3.50%	4.00%	4.00%	4.00%	4.00%
LIBOR (adj. for floor)	3.50%	3.50%	3.50%	3.50%	4.00%	4.00%	4.00%	4.00%
Applicable Rate - LIBOR Spread	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%

Applicable Rate - Effective Coupon	6.00%	6.00%	6.00%	6.00%	6.50%	6.50%	6.50%	6.50%
SUPPLEMENTAL INTEREST - METHOD 1
Mortgage Loan Balance
Beginning Balance	775.5	772.8	769.2	765.5	762.1	758.8	755.5	752.1
Applicable Interest Due	3.9	4.0	4.0	3.6	4.3	4.1	4.2	4.1
CF Disbursements (excl. Suppl. Int.	(6.6)	(7.6)	(7.6)	(6.9)	(7.6)	(7.4)	(7.6)	(7.4)

Ending Balance	772.8	769.2	765.5	762.1	758.8	755.5	752.1	748.7
Supplemental Interest Payment

Mortgage Loan CFs	6.6	7.6	7.6	6.9	7.6	7.4	7.6	7.4
SUPPLEMENTAL INTEREST - METHOD 2
Mortgage Loan Balance
Beginning Balance	775.5	772.8	769.2	765.5	762.1	758.8	755.5	752.1
Applicable Rate Interest Due	3.9	4.0	4.0	3.6	4.3	4.1	4.2	4.1
CF Disbursements (excl. Suppl. Int.	(6.6)	(7.6)	(7.6)	(6.9)	(7.6)	(7.4)	(7.6)	(7.4)

Ending Balance	772.8	769.2	765.5	762.1	758.8	755.5	752.1	748.7
Supplemental Interest Payment

Mortgage Loan CFs	6.6	7.6	7.6	6.9	7.6	7.4	7.6	7.4
SUBORDINATE MORTGAGE LOAN INTEREST - CALCULATION
Subordinate Mtg Loan Balance
Beginning Balance	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0
CF Disbursements

Ending Balance	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0

Subordinate Mtg Loan CFs	—	—	—	—	—	—	—	—

LIBOR SCHEDULE
Period	77	78	79	80	81	82	83	84
Payment Date	8/1/2017	9/1/2017	10/1/2017	11/1/2017	12/1/2017	1/1/2018	2/1/2018	3/1/2018
# of Days	31	31	30	31	30	31	31	28
LIBOR (determined each mo.)	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%
LIBOR (adj. for floor)	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%
Applicable Rate - LIBOR Spread	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%	2.50%

Applicable Rate - Effective Coupon	6.50%	6.50%	6.50%	6.50%	6.50%	6.50%	6.50%	6.50%
SUPPLEMENTAL INTEREST - METHOD 1
Mortgage Loan Balance
Beginning Balance	748.7	745.3	741.8	738.4	734.9	731.5	727.1	722.7
Applicable Interest Due	4.2	4.2	4.0	4.1	4.0	4.1	4.1	3.7
CF Disbursements (excl. Suppl. Int.	(7.6)	(7.6)	(7.4)	(7.6)	(7.4)	(8.5)	(8.5)	(726.3)

Ending Balance	745.3	741.8	738.4	734.9	731.5	727.1	722.7	—
Supplemental Interest Payment								(96.5)

Mortgage Loan CFs	7.6	7.6	7.4	7.6	7.4	8.5	8.5	822.9
SUPPLEMENTAL INTEREST - METHOD 2
Mortgage Loan Balance
Beginning Balance	748.7	745.3	741.8	738.4	734.9	731.5	727.1	722.7
Applicable Rate Interest Due	4.2	4.2	4.0	4.1	4.0	4.1	4.1	3.7
CF Disbursements (excl. Suppl. Int.	(7.6)	(7.6)	(7.4)	(7.6)	(7.4)	(8.5)	(8.5)	(726.3)

Ending Balance	745.3	741.8	738.4	734.9	731.5	727.1	722.7	—
Supplemental Interest Payment								(101.8)

Mortgage Loan CFs	7.6	7.6	7.4	7.6	7.4	8.5	8.5	828.1
SUBORDINATE MORTGAGE LOAN INTEREST - CALCULATION
Subordinate Mtg Loan Balance
Beginning Balance	30.0	30.0	30.0	30.0	30.0	30.0	30.0	30.0
CF Disbursements								(79.9)

Ending Balance	30.0	30.0	30.0	30.0	30.0	30.0	30.0	—

Subordinate Mtg Loan CFs	—	—	—	—	—	—	—	79.9